EXHIBIT 4.1

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                              AMENDED AND RESTATED


                                TRUST AGREEMENT


                                       OF


                       ABN AMRO CAPITAL FUNDING TRUST VI





                         DATED AS OF September 30, 2003









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                               TABLE OF CONTENTS
                                ---------------

                                                                            PAGE


                                   ARTICLE 1
                         INTERPRETATION AND DEFINITIONS

Section 1.01.  Definitions.....................................................1

                                   ARTICLE 2
                              TRUST INDENTURE ACT

Section 2.01.  Trust Indenture Act; Application...............................12
Section 2.02.  Lists of Holders of Trust Securities...........................13
Section 2.03.  Reports by the Property Trustee................................13
Section 2.04.  Periodic Reports to Property Trustee...........................13
Section 2.05.  Evidence of Compliance with Conditions Precedent...............13
Section 2.06.  Trust Enforcement Events; Waiver...............................13
Section 2.07.  Trust Enforcement Event; Notice................................15

                                   ARTICLE 3
                                  ORGANIZATION

Section 3.01.  Name...........................................................16
Section 3.02.  Office.........................................................16
Section 3.03.  Purpose........................................................16
Section 3.04.  Authority......................................................16
Section 3.05.  Title to Property of the Trust.................................17
Section 3.06.  Powers and Duties of the Regular Trustees......................17
Section 3.07.  Prohibition of Actions by the Trust and the Trustees...........19
Section 3.08.  Powers and Duties of the Property Trustee......................20
Section 3.09.  Certain Duties and Responsibilities of the Property Trustee....22
Section 3.10.  Certain Rights of Property Trustee.............................24
Section 3.11.  Delaware Trustee...............................................27
Section 3.12.  Execution of Documents.........................................28
Section 3.13.  Not Responsible for Recitals or Issuance of Trust Securities...28
Section 3.14.  Duration of Trust..............................................28
Section 3.15.  Mergers........................................................28
Section 3.16 . Substitution Event.............................................30

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                                   ARTICLE 4
                                   GUARANTOR

Section 4.01.  Responsibilities of the Guarantor..............................30
Section 4.02.  Indemnification and Expenses of the Trustee....................31
Section 4.03.  Covenants of the Guarantor.....................................31

                                   ARTICLE 5
                         TRUST COMMON SECURITIES HOLDER

Section 5.01.  AANAH's Purchase of Trust Common Securities....................33

                                   ARTICLE 6
                                    TRUSTEES

Section 6.01.  Number of Trustees.............................................33
Section 6.02.  Delaware Trustee...............................................33
Section 6.03.  Property Trustee; Eligibility..................................34
Section 6.04.  Qualifications of Regular Trustees and Delaware Trustee
               Generally......................................................34
Section 6.05.  Regular Trustees...............................................35
Section 6.06.  Delaware Trustee...............................................35
Section 6.07.  Appointment, Removal and Resignation of Trustees...............35
Section 6.08.  Vacancies among Trustees.......................................37
Section 6.09.  Effect of Vacancies............................................37
Section 6.10.  Meetings.......................................................37
Section 6.11.  Delegation of Power and Appointment of Trust Officers..........38
Section 6.12.  Merger, Conversion, Consolidation or Succession to Business....39

                                   ARTICLE 7
                                 DISTRIBUTIONS

Section 7.01.  Distributions..................................................39

                                   ARTICLE 8
                          ISSUANCE OF TRUST SECURITIES

Section 8.01.  Designation and General Provisions Regarding Trust Securities..40
Section 8.02.  Subordination of Trust Common Securities.......................42
Section 8.03.  Redemption of Trust Securities.................................43
Section 8.04.  Redemption Procedures..........................................44
Section 8.05.  Voting Rights of Trust Preferred Securities....................46
Section 8.06.  Voting Rights Of Trust Common Securities.......................48
Section 8.07.  Paying Agent...................................................49
Section 8.08.  Acceptance of Guarantees and Agreements........................49


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                                   ARTICLE 9
                    TERMINATION AND LIQUIDATION OF THE TRUST

Section 9.01.  Dissolution of Trust...........................................49
Section 9.02.  Liquidation Distribution upon Termination and Dissolution of the Trust...................................................51

                                   ARTICLE 10
                             TRANSFER OF INTERESTS

Section 10.01.  Transfer of Trust Securities..................................52
Section 10.02.  Transfer of Certificates......................................52
Section 10.03.  Deemed Security Holders.......................................52
Section 10.04.  Book-entry Interests..........................................53
Section 10.05.  Notices to Clearing Agency....................................53
Section 10.06.  Appointment of Successor Clearing Agency......................54
Section 10.07.  Definitive Trust Preferred Security Certificates..............54
Section 10.08.  Mutilated, Destroyed, Lost or Stolen Certificates.............54

                                   ARTICLE 11
            LIMITATION OF LIABILITY OF HOLDERS OF TRUST SECURITIES,
                               TRUSTEES OR OTHERS

Section 11.01.  Liability.....................................................55
Section 11.02.  Exculpation...................................................55
Section 11.03.  Fiduciary Duty................................................56
Section 11.04.  Indemnification...............................................57
Section 11.05.  Outside Businesses............................................60

                                   ARTICLE 12
                                   ACCOUNTING

Section 12.01.  Fiscal Year...................................................60
Section 12.02.  Certain Accounting Matters....................................61
Section 12.03.  Banking.......................................................61
Section 12.04.  Withholding; Additional Amounts...............................61

                                   ARTICLE 13
                            AMENDMENTS AND MEETINGS

Section 13.01.  Amendments....................................................62
Section 13.02.  Meetings of the Holders of Trust Securities; Action
                by Written Consent............................................65

                                   ARTICLE 14
            REPRESENTATIONS OF PROPERTY TRUSTEE AND DELAWARE TRUSTEE

Section 14.01.  Representations and Warranties of Property Trustee............66


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Section 14.02.  Representations and Warranties of Delaware Trustee............67

                                   ARTICLE 15
                                 MISCELLANEOUS

Section 15.01.  Notices.......................................................67
Section 15.02.  Governing Law.................................................69
Section 15.03.  Intention of the Parties......................................69
Section 15.04.  Headings......................................................69
Section 15.05.  Successors and Assigns........................................69
Section 15.06.  Partial Enforceability........................................69
Section 15.07.  Counterparts..................................................69



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                             CROSS-REFERENCE TABLE1

                         Section of Trust Indenture Act
                              of 1939, as amended

                                                                Section of Trust
                                                                   Agreement
310(a)...................................................             6.03
310(b)...................................................           6.03(c)
310(c)...................................................           2.02(b)
311(a)...................................................           2.02(b)
311(b)...................................................         Inapplicable
311(c)...................................................         Inapplicable
312(a)...................................................             2.02
312(b)...................................................           2.02(b)
313......................................................        2.03, 12.02(b)
314(a)...................................................             2.04
314(b)...................................................         Inapplicable
314(c)...................................................             2.05
314(d)...................................................         Inapplicable
314(f)...................................................         Inapplicable
315(a)...................................................           3.09(b)
315(b)...................................................             2.07
315(c)...................................................             3.09
315(d)...................................................             3.09
316(a)...................................................       2.06, 8.05, 8.06
316(c)...................................................           3.06(e)

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  1 This Cross-Reference Table does not constitute part of the Trust Agreement and shall not affect the interpretation of any of its terms or provisions.

                                       v
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         This AMENDED AND RESTATED TRUST AGREEMENT (the "Trust Agreement")
dated and effective as of September 30, 2003, by the Trustees (as defined herein), the Sponsor (as defined herein), the Guarantor (as defined herein), and the Holders (as defined herein), from time to time, of undivided beneficial interests in the Trust (as defined herein) to be issued pursuant to this Trust Agreement;

         WHEREAS, certain of the Trustees and the Sponsor established ABN AMRO CAPITAL FUNDING TRUST VI (the "Trust"), a statutory trust under the Statutory Trust Act (as defined herein) pursuant to a Trust Agreement dated as of April 1, 2003 (the "Original Trust Agreement") and a Certificate of Trust filed with the Secretary of State of the State of Delaware on April 1, 2003, for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in the Company Preferred Securities (as defined herein);

         WHEREAS, as of the date hereof, no interests in the Trust have been issued; and

         WHEREAS, all of the Trustees and the Sponsor, by this Trust Agreement, wish to amend and restate each and every term and provision of the Original Trust Agreement.

         NOW, THEREFORE, the parties hereto hereby amend and restate the Original Trust Agreement in its entirety as follows:

                                   Article 1
                         INTERPRETATION AND DEFINITIONS

Section 1.01.   Definitions.  Unless the context otherwise requires:

         (a) capitalized terms used in this Trust Agreement but not defined in the preamble above have the respective meanings assigned to them in this Section 1.01;

         (b) a term defined anywhere in this Trust Agreement has the same meaning throughout;

         (c) all references to "the Trust Agreement" or "this Trust Agreement" are to this Trust Agreement as modified, supplemented or amended from time to time;


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         (d) all references in this Trust Agreement to Articles and
Sections and Annexes and Exhibits are to Articles and Sections of and Annexes and Exhibits to this Trust Agreement unless otherwise specified;

         (e) a term defined in the Trust Indenture Act has the same meaning when used in this Trust Agreement unless otherwise defined in this Trust Agreement or unless the context otherwise requires; and

         (f) a reference to the singular includes the plural and vice versa.

         "10% in liquidation amount of" means, except as provided in the terms of the Trust Securities or by the Trust Indenture Act, with respect to the Trust Securities, Holders of outstanding Trust Securities voting together as a single class or, with respect to the Trust Preferred Securities or the Trust Common Securities, Holders of outstanding Trust Securities of such class voting separately as a class, who are the record owners of 10% or more of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Trust Securities or all outstanding Trust Securities of the relevant class, as the case may be.

         "1940 Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

         "AANAH" means ABN AMRO North America Holding Company, a wholly-owned indirect subsidiary of ABN AMRO Holding N.V.

         "ABN AMRO Indemnified Person" means (a) any Regular Trustee; (b) any Affiliate of any Regular Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee; or (d) any officer, director, shareholder, member, partner, employee, representative or agent of the Trust or its Affiliates.

         "Additional Amounts" has the meaning set forth in Section 12.04 of this Trust Agreement.

         "Administrative Action" means any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations).

         "Affiliate" means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person.


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         "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

         "Bank" means ABN AMRO Bank N.V.

         "Book-Entry Interest" means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as set forth in Section 10.04 of this Trust Agreement.

         "Business Day" means any day on which commercial and foreign exchange markets settle payments in London, Amsterdam and New York City.

         "Certificate" means a Trust Common Security Certificate or a Trust Preferred Security Certificate.

         "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as depositary for the Trust Preferred Securities and in whose name or in the name of a nominee of whom shall be registered a Global Certificate and which shall undertake to effect book-entry transfers and pledges of beneficial interests in the Trust Preferred Securities.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book-entry transfers and pledges of interest in securities deposited with the Clearing Agency.

         "Clearstream" means Clearstream Banking, S.A., formerly known as Cedelbank S.A., and its successors and assigns.

         "Closing Date" means September 30, 2003.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

         "Commission" means the Securities and Exchange Commission.

         "Company" means ABN AMRO Capital Funding LLC VI, a Delaware limited liability company.

         "Company Common Securities" means the "Common Securities" defined in
Section 1.01 of the LLC Agreement.

         "Company Preferred Securities" means the 6.25% Non-cumulative Guaranteed LLC Preferred Securities issued by the Company.


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         "Company Preferred Security Beneficial Owner" means, with respect to a
Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "Company Enforcement Event" means the non-payment of Dividends on the Company Preferred Securities for four consecutive Distribution Periods or any six Distribution Periods.

         "Contingent Distribution" means payments received by the Company for the benefit of the holders of Company Preferred Securities under the Contingent Guarantee.

         "Contingent Guarantee" means the guarantee dated as of September 30, 2003 executed and delivered by ABN AMRO Holding N.V., as guarantor, the Company and BNY Midwest Trust Company, as trustee.

         "Corporate Trust Office" means the principal corporate trust office of the Property Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602.

         "Covered Person" means: (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust's Affiliates; and (b) any Holder of Trust Securities.

         "Definitive Trust Preferred Security Certificates" has the meaning set forth in Section 10.04 of this Trust Agreement.

         "Delaware Trustee" has the meaning set forth in Section 6.02 of this Trust Agreement.

         "Distribution Date" means the last day of each March, June, September and December of each year.

         "Distribution Period" means each period beginning on the date of original issuance of the Trust Preferred Securities or on a Distribution Date and ending on the day that precedes the next succeeding Distribution Date.

         "Distributions" means cash income distributions with respect to the Trust Securities.

         "DTC" means The Depository Trust Company, the initial Clearing Agency.

         "Dutch Central Bank" means De Nederlandsche Bank N.V.


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         "Exchange Agreement" means the Capital Securities Exchange Agreement, dated as of September 30, 2003, by and among the Bank, the Guarantor and BNY Midwest Trust Company, as trustee, for the benefit of the holders from time to time of the Trust Securities.

         "Euroclear" means Euroclear Bank S.A./N.A., as operator of The Euroclear System, and its successors and assigns.

         "Euronext" means the official Segment of Euronext Amsterdam N.V.'s Stock Market

         "Event of Default" has the meaning set forth in Section 2.07 of this Trust Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

         "Fiduciary Indemnified Person" has the meaning set forth in Section 11.04(b) of this Trust Agreement.

         "Fiscal Period" means each calendar quarter.

         "Fiscal Year" has the meaning set forth in Section 12.01 of this Trust Agreement.

         "Global Certificate" has the meaning set forth in Section 10.04 of this Trust Agreement.

         "Guarantee Independent Director" means the independent director of the Company elected pursuant to Section 10.04(i)(iii) of the LLC Agreement upon the distribution of the Intercompany Securities to the holder of the Company Common Securities or upon the non-payment for a day of a claim made under either of the LLC Securities Guarantee or the Trust Securities Guarantee.

         "Guarantees" means (i) the Trust Securities Guarantee and (ii) the LLC Securities Guarantee.

         "Guarantor" means ABN AMRO Holding N.V.

         "Guarantor Officers' Certificate" means a certificate signed by any two Authorized Officers of the Guarantor.

         "Holder" means a Person in whose name a Certificate representing a Trust Security is registered, such Person being a beneficial owner within the meaning of the Statutory Trust Act.

         "Indemnified Person" means an ABN AMRO Indemnified Person or a Fiduciary Indemnified Person.


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         "Initial Delaware Trustee" has the meaning set forth in Section 6.06 of this Trust Agreement.

         "Initial Intercompany Security" the 6.375% Intercompany Security issued by ABN AMRO Bank N.V.

         "Initial Property Trustee" has the meaning set forth in Section 6.03(e) of this Trust Agreement.

          "Intercompany Securities" means the Initial Intercompany Security and, upon maturity or redemption thereof, any successor intercompany securities that will constitute the assets of the Company.

         "Investment Company" means an investment company as defined in the 1940 Act.

         "Legal Action" has the meaning set forth in Section 3.06(h) of this Trust Agreement.

         "List of Holders" has the meaning set forth in Section 2.02 of this Trust Agreement.

         "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of ABN AMRO Capital Funding LLC VI dated as of September 30, 2003 .

         "LLC Securities Guarantee" means the guarantee agreement dated September 30, 2003 executed and delivered by ABN AMRO Holding N.V., as guarantor, BNY Midwest Trust Company, as initial purchaser of the Company Preferred Securities in its capacity as property trustee, and BNY Midwest Trust Company, as trustee (the "LLC Securities Guarantee Trustee"), for the benefit of the holders from time to time of the Company Preferred Securities.

         "Majority in liquidation amount of" means, except as provided in the terms of the Trust Securities or by the Trust Indenture Act, with respect to the Trust Securities, Holders of outstanding Trust Securities voting together as a single class or, with respect to the Trust Preferred Securities or the Trust Common Securities, Holders of outstanding Trust Securities of such class, voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Trust Securities or all outstanding Trust Securities of the relevant class, as the case may be.

         "Ministerial Action" means, a ministerial action (such as filing a form or making an election or pursuing some other similar reasonable measure) which in




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the sole judgment of the Guarantor has or will cause no adverse effect on the
Trust, the Company, the Holder of the Trust Common Securities, the Holders or the Trust Preferred Security Beneficial Owners and will involve no material cost.

         "Non-Cumulative Capital Securities" means perpetual non-cumulative capital securities of the Bank, to be issued by the Bank upon the occurrence of a Regulatory Event.

         "Officer's Certificate" means, with respect to any Person (who is not an individual), a certificate signed by any Authorized Officer of such Person, and, with respect to a natural person, a certificate signed by such person. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

         (a) a statement that each officer signing the Officer's
Certificate has read the covenant or condition and the definitions relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officer's Certificate;

         (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Ordinary Shares" means the ordinary shares of the Guarantor, any other shares of the Guarantor's capital stock ranking junior to the Parity Preferred Shares, if any, and any guarantees of the Guarantor ranking junior to the Parity Guarantees.

         "Parity Guarantee" means any guarantee issued by the Guarantor of any preferred securities, preferred or preference shares or of any other securities that qualify as Tier 1 capital for the Guarantor, issued by any subsidiary of the Guarantor, if such guarantee ranks pari passu with the Guarantor's obligations under the Guarantees.

         "Parity Preferred Shares" means the most senior ranking preferred or preference shares issued by the Guarantor.

         "Payment Amount" has the meaning set forth in Section 7.01(c) of this Trust Agreement.

         "Paying Agent" has the meaning set forth in Section 3.08(g) of this Trust Agreement.


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         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Potential Securityholder" has the meaning set forth in Section 4.03(c) of this Trust Agreement.

         "Property Account" has the meaning set forth in Section 3.08(c) of this Trust Agreement.

         "Property Trustee" means the Trustee meeting the eligibility requirements set forth in Section 6.03 of this Trust Agreement.

         "Pro Rata" means, in reference to any distributions on or redemptions of Trust Securities or the distribution of Company Preferred Securities or any other payment with respect to Trust Securities in connection with a Trust Special Event or liquidation of the Trust, pro rata to each Holder of Trust Securities according to the aggregate liquidation amount of the Trust Securities held by the relevant Holder in relation to the aggregate liquidation amount of all Trust Securities outstanding.

         "Qualified Subsidiary" means one or more subsidiaries of the Guarantor, the Bank or AANAH which are deemed to be a "company controlled by the parent company" under Rule 3a-5, as amended, of the 1940 Act.

         "Quorum" means a majority of the Regular Trustees or, if there are only two Regular Trustees, both of them.

         "Redemption Price" has the meaning set forth in Section 8.03(b) of this Trust Agreement.

         "Regular Trustee" has the meaning set forth in Section 6.01(b) of this Trust Agreement.

         "Regulatory Event" means that the Bank shall have been notified in writing by the Dutch Central Bank to the effect that at any Intercompany Securities interest payment date, the Bank's capital adequacy ratio would, after payment of such interest, be less than the minimum capital adequacy requirements as then applied and enforced by the Dutch Central Bank or any other appropriate regulator.

         "Relevant Jurisdiction" has the meaning set forth in Section 12.04 of this Trust Agreement.

         "Relevant Tax" has the meaning set forth in Section 12.04 of this Trust Agreement.


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         "Responsible Officer" means, with respect to the Property Trustee, any officer within the Corporate Trust Office of the Property Trustee, including any vice-president, any assistant vice-president, any secretary, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers, who has direct responsibility for the administration of the Trust, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

         "Services Agreement" means the services agreement, dated as of September 30, 2003 entered into by the Company, the Trust, LaSalle Bank Corporation and the Guarantor.

         "Special Director" means a director elected to the Board of Directors of the Company (the "Board") by the holders of the Company Preferred Securities pursuant to Section 10.02(i) of the LLC Agreement upon the occurrence of a Company Enforcement Event.

         "Sponsor" means LaSalle Funding LLC, or any successor entity in a merger, consolidation, amalgamation or by assignment, in its capacity as sponsor of the Trust.

         "Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq., as it may be amended from time to time, or any successor legislation.

         "Substitution Event" has the meaning set forth in Section 3.16 of this Trust Agreement.

         "Successor Delaware Trustee" has the meaning set forth in Section 6.07(b)(ii) of this Trust Agreement.

         "Successor Entity" has the meaning set forth in Section 3.15(b)(i) of this Trust Agreement.

         "Successor Property Trustee" has the meaning set forth in Section 6.07(b)(i) of this Trust Agreement.

         "Successor Trust Securities" has the meaning set forth in Section 3.15(b)(i)(B) of this Trust Agreement.

         "Super Majority" has the meaning set forth in Section 2.06(a)(ii) of this Trust Agreement.


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         "Transaction Documents" means, collectively, the LLC Agreement, the
Underwriting Agreement, the Services Agreement, the Certificates, any document contemplated by this Trust Agreement, any document related to the issuance and listing of the Trust Securities, and any other document related to any of the foregoing.

         "Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury Department, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Trust Common Security" has the meaning set forth in Section 8.01(a)(ii) of this Trust Agreement.

         "Trust Common Security Certificate" means a definitive certificate in fully registered form representing a Trust Common Security substantially in the form of Exhibit A-2.

         "Trust Enforcement Event" means the occurrence, at any time, of (i) the non-payment of Distributions on the Trust Preferred Securities for four consecutive Distribution Periods or any six Distribution Periods, (ii) a default by the Guarantor in respect of any of its obligations under the Trust Securities Guarantee, (iii) the non-payment of a claim within one day following the making of such claim by either of the Guarantee Trustees or a Holder of the Company Preferred Securities or the Trust Securities under either of the Guarantees or (iv) a Company Enforcement Event.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

         "Trust Investment Company Event" means that the Guarantor shall have requested and received an opinion of a nationally recognized U.S. law firm experienced in such matters to the effect that there is more than an insubstantial risk that the Trust is or will be considered an "investment company" within the meaning of the 1940 Act as a result of (i) any judicial decision, any pronouncement or interpretation (irrespective of the manner made known), the adoption or amendment of any law, rule or regulation, any notice or announcement (including any notice or announcement of intent to adopt such rule or regulation) by any U.S. legislative body, court, governmental agency or regulatory authority after the date hereof or (ii) any change after the date hereof in the laws of The Netherlands relating to the enforceability of either of the Guarantees thereunder, as confirmed in an opinion of a nationally recognized Dutch law firm experienced in such matters.

         "Trust Liquidation" has the meaning set forth in Section 9.02(a) of this Trust Agreement.


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         "Trust Liquidation Distribution" has the meaning set forth in Section
9.02(a) of this Trust Agreement.

         "Trust Officers" has the meaning set forth in Section 6.11(c) of this Trust Agreement.

         "Trust Preferred Security" has the meaning set forth in Section 8.01(a)(i) of this Trust Agreement.

         "Trust Preferred Security Beneficial Owner" means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "Trust Preferred Security Certificate" means a certificate representing a Trust Preferred Security substantially in the form of Exhibit A-1.

          "Trust Securities" has the meaning set forth in Section 8.01(a)(ii)of this Trust Agreement.

         "Trust Securities Guarantee" means the guarantee dated as of September 30, 2003 executed and delivered by ABN AMRO Holding N.V., as guarantor, the Initial Holders named therein, and BNY Midwest Trust Company, as trustee (the "Trust Preferred Guarantee Trustee" and together with the LLC Securities Guarantee Trustee, the "Guarantee Trustees"), for the benefit of the Holders from time to time of the Trust Securities.

         "Trust Special Event" means a Trust Tax Event or a Trust Investment Company Event.

         "Trust Tax Event" means the receipt by the Guarantor or any of its Affiliates of an opinion of a nationally recognized law firm or other tax adviser in the United States or The Netherlands, as appropriate, experienced in such matters, to the effect that, as a result of (i) any amendment to, or clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations promulgated thereunder) of the United States or The Netherlands or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any Administrative Action or (iii) any amendment to, clarification of, or change in the official position or the interpretation of any Administrative Action or any interpretation or pronouncement that provides for a position with respect to any Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective, or which pronouncement or decision is announced, on or after the date of issuance of the Trust Securities, there is more than an insubstantial risk that (A) the Trust will be subject to more than a de minimis amount of taxes, duties or other governmental charges, (B) the Guarantor or the Bank is or will be required to pay any Additional Amounts in respect of any taxes, duties or other governmental charges with respect to payments of interest or principal on the Intercompany Securities or with respect to any payments on the Trust Preferred Securities under the Guarantees or the Contingent Guarantee, or
(C) the Trust is or will be required to pay any Additional Amounts in respect of any taxes, duties or other governmental charges with respect to any Distributions.

         "Trustee" or "Trustees" means each Person who has signed this Trust Agreement as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

         "Underwriters" has the meaning given such term in the Underwriting Agreement.

         "Underwriting Agreement" means the Underwriting Agreement dated as of September 25, 2003, by and among the Guarantor, the Bank, AANAH, the Company, the Trust, LaSalle Funding LLC, LaSalle Bank Corporation and ABN AMRO Incorporated and ABN AMRO Financial Services, Inc., as representatives of the several underwriters named in Schedule A thereto.

                                  Article 2
                              TRUST INDENTURE ACT

         Section 2.01. Trust Indenture Act; Application. (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions. A term defined in the Trust Indenture Act has the same meaning when used in this Trust Agreement, unless otherwise defined in this Trust Agreement or unless the context otherwise requires.

         (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

         (c) If and to the extent that any provision of this Trust Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

         Section 2.02. Lists of Holders of Trust Securities. (a) If the Trust Preferred Securities are not held in the form of a Global Certificate registered in the name of Cede & Co. or a nominee of DTC, each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide the Property Trustee (i) within 14 days after each record date for payment of Distributions, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders of the Trust Securities ("List of Holders") as of such record date and (ii) at any other time, within 30 days of receipt by the Trust of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Property Trustee. The Property Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it or which it receives in the capacity as Paying Agent (if acting in such capacity) provided that the Property Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b) The Property Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

         Section 2.03. Reports by the Property Trustee. Within 60 days after May 15 of each year, the Property Trustee shall provide to the Holders of the Trust Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

         Section 2.04. Periodic Reports to Property Trustee. Each of the Guarantor and the Regular Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Property Trustee is for informational purposes only and the Property Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

         Section 2.05. Evidence of Compliance with Conditions Precedent. Each of the Guarantor and the Regular Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officer's Certificate or a Guarantor Officers' Certificate, as applicable.

         Section 2.06. Trust Enforcement Events; Waiver. (a) The Holders of a Majority in liquidation amount of Trust Preferred Securities may, by vote, on behalf of the Holders of all of the Trust Preferred Securities, waive any past Trust Enforcement Event in respect of the Trust Preferred Securities and its consequences, provided that, if the underlying event of default or Company Enforcement Event:

                  (i) is not waivable under the Trust Securities Guarantee or the LLC Agreement, the Trust Enforcement Event under this Trust Agreement shall also not be waivable; or

                  (ii) requires the consent or vote of the Holders of greater than a Majority in liquidation amount of the Trust Preferred Securities to be waived under the Trust Securities Guarantee or the consent or vote of the Holders of more than 50% of the aggregate liquidation amount of the Company Preferred Securities to be waived under the LLC Agreement (a "Super Majority"), the Trust Enforcement Event under this Trust Agreement may only be waived by the vote of the Holders of at least the relevant Super Majority in liquidation amount of the Trust Preferred Securities.

The foregoing provisions of this Section 2.06 shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Trust Agreement and the Trust Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such default shall cease to exist, and any Trust Enforcement Event with respect to the Trust Preferred Securities arising therefrom shall be deemed to have been cured, for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other default or Trust Enforcement Event with respect to the Trust Preferred Securities or impair any right consequent thereon. Any waiver by the Holders of the Trust Preferred Securities of Trust Enforcement Events with respect to the Trust Preferred Securities shall also be deemed to constitute a waiver by the Holders of the Trust Common Securities of any such Trust Enforcement Event with respect to the Trust Common Securities for all purposes of this Trust Agreement without any further act, vote, or consent of the Holders of the Trust Common Securities.

         (b) The Holders of a Majority in liquidation amount of the Trust Common Securities may, by vote, on behalf of the Holders of all of the Trust Common Securities, waive any past Trust Enforcement Event with respect to the Trust Common Securities and its consequences, provided that, if the underlying event of default or Company Enforcement Event:

                  (i) is not waivable under the LLC Agreement, except where the Holders of the Trust Common Securities are deemed to have waived such Trust Enforcement Event under this Trust Agreement as provided below in this Section 2.06(b), the Trust Enforcement Event under this Trust Agreement shall also not be waivable; or

                  (ii) requires the consent or vote of the Holders of a Super Majority to be waived, except where the Holders of the Trust Common Securities are deemed to have waived such Trust Enforcement Event under the Trust Agreement as provided below in this Section 2.06(b), the Trust Enforcement Event under this Trust Agreement may only be waived by the vote of the Holders of at least the relevant Super Majority in liquidation amount of the Trust Common Securities;

provided further, that each Holder of Trust Common Securities will be deemed to have waived any such Trust Enforcement Event and all Trust Enforcement Events with respect to the Trust Common Securities and its consequences until all Trust Enforcement Events with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated, and until such Trust Enforcement Events have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of the Trust Preferred Securities and only the Holders of the Trust Preferred Securities will have the right to direct the Property Trustee in accordance with the terms of the Trust Securities. The foregoing provisions of this Section 2.06(b) shall be in lieu of Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act, and such Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act are hereby expressly excluded from this Trust Agreement and the Trust Securities, as permitted by the Trust Indenture Act. Subject to the foregoing provisions of this Section 2.06(b), upon such waiver, any such default shall cease to exist and any Trust Enforcement Event with respect to the Trust Common Securities arising therefrom shall be deemed to have been cured for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other default or Trust Enforcement Event with respect to the Trust Common Securities or impair any right consequent thereon.

         (c) A waiver of Company Enforcement Events under the LLC Agreement by the Property Trustee at the direction of the Holders of the Trust Securities constitutes a waiver of the corresponding Trust Enforcement Event under this Trust Agreement. The foregoing provisions of this Section 2.06(c) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Trust Agreement and the Trust Securities, as permitted by the Trust Indenture Act.

         Section 2.07. Trust Enforcement Event; Notice. The Property Trustee shall, within 90 days after the occurrence of a Trust Enforcement Event, transmit by mail, first class postage prepaid, to the Holders of the Trust Securities, notices of all Events of Default with respect to the Trust Securities actually known to a Responsible Officer of the Property Trustee, unless such Events of Default have been cured before the giving of such notice (the term "Events of Default" for the purposes of this Section 2.07 being hereby defined to be defaults as defined in the Trust Securities Guarantee and the LLC Agreement, not including any periods of grace provided for therein and irrespective of the giving of any notice provided therein); provided that, the Property Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Trust Securities.

                                   Article 3
                                  ORGANIZATION

         Section 3.01. Name. The Trust is named "ABN AMRO Capital Funding Trust VI", as such name may be modified from time to time by the Regular Trustees following written notice to the Holders. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Regular Trustees.

         Section 3.02. Office. The address of the principal office of the Trust is c/o ABN AMRO North America Holding Company, 135 South LaSalle Street, Chicago, Illinois 60603. On ten Business Days' written notice to the Holders, the Regular Trustees may designate another principal office.

         Section 3.03. Purpose. The exclusive purposes and functions of the Trust are, and the Trust has the power and authority to, (a) issue and sell Trust Securities representing undivided beneficial interests in the assets of the Trust and to use the proceeds from such sale to acquire the Company Preferred Securities, (b) enter into and perform its duties under the Transaction Documents to which it is a party and (c) except as otherwise limited herein, to engage in only those other activities necessary, or incidental thereto, in all events without causing the Trust to be classified as other than a grantor trust for United States federal income tax purposes. The Trustees are each hereby appointed as trustees of the Trust, to have all the rights, powers and duties set forth herein and in the Statutory Trust Act, and the Trustees hereby accept such appointment. It is the intention of the parties hereto to continue the Trust as a statutory trust under the Statutory Trust Act and that this Trust Agreement constitutes the governing instrument of such statutory trust. The Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the Holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Trust Agreement.

         Section 3.04. Authority. Subject to the limitations provided in this Trust Agreement and to the specific duties of the Property Trustee, the Regular Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Regular Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Property Trustee on behalf of the Trust in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Trust Agreement.

         Section 3.05. Title to Property of the Trust. Except as provided in
Section 3.08 with respect to the Company Preferred Securities, the Contingent Distribution and the Property Account or as otherwise provided in this Trust Agreement, legal title to all assets of the Trust shall be vested in the Trust. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial interest in the assets of the Trust.

         Section 3.06. Powers and Duties of the Regular Trustees. The Regular Trustees shall have the exclusive power, duty and authority to cause the Trust to engage in the following activities:

         (a) To issue and sell the Trust Preferred Securities and the Trust Common Securities in accordance with this Trust Agreement; provided, however, that the Trust may issue no more than one series of Trust Preferred Securities and no more than one series of Trust Common Securities, and, provided further, that there shall be no interests in the Trust other than the Trust Securities, and the issuance of Trust Securities shall be limited to a one-time, simultaneous issuance of both Trust Preferred Securities and Trust Common Securities on the Closing Date; provided that the Trust may issue Trust Preferred Securities at one or more closings pursuant to the over-allotment option granted to the Underwriters;

         (b) In connection with the issue and sale of the Trust Preferred Securities, at the direction of the Guarantor, to:

                  (i) execute and file with the Commission any post-effective amendments or supplements to the registration statement No. 333-104778 on Form F-3;

                  (ii) execute and file any documents prepared by the Guarantor, or take any acts as determined by the Guarantor to be necessary in order to qualify or register all or part of the Trust Preferred Securities in any State in which the Guarantor has determined to qualify or register such Trust Preferred Securities for sale;

                  (iii) execute and file applications, prepared by the Guarantor, to the New York Stock Exchange and Euronext for listing upon notice of issuance of any Trust Preferred Securities;

                  (iv) execute and file with the Commission a registration statement on Form 8-A, including any amendments thereto, prepared by the Guarantor, relating to the registration of the Trust Preferred Securities under Section 12(b) of the Exchange Act; and

                  (v) execute and enter into the Underwriting Agreement providing for the sale of the Trust Preferred Securities and the other Transaction Documents to which the Trust is a party and perform the duties and obligations of the Trust thereunder;

         (c) To acquire the Company Preferred Securities with the proceeds of the sale of the Trust Preferred Securities and the Trust Common Securities; provided, however, that the Regular Trustees shall cause legal title to the Company Preferred Securities to be held of record in the name of the Property Trustee for the benefit of the Holders;

         (d) To give the Guarantor and the Property Trustee prompt written notice of the occurrence of a Trust Special Event; provided that the Regular Trustees shall consult with the Guarantor and the Property Trustee before taking or refraining from taking any Ministerial Action in relation to a Trust Special Event;

         (e) To establish a record date with respect to all actions to be taken hereunder that require a record date to be established, including and with respect to, for the purposes of Section 316(c) of the Trust Indenture Act, Distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of Trust Preferred Securities and the Holders of the Trust Common Securities as to such actions and applicable record dates;

         (f) To give prompt written notice to the Holders of any notice received from the Company of the Company's election not to make a current, quarterly dividend on the Company Preferred Securities under the LLC Agreement;

         (g) To take all actions and perform such duties as may be required of the Regular Trustees pursuant to the terms of the Trust Securities;

         (h) To bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust ("Legal Action"), unless pursuant to Section 3.08(f), the Property Trustee has the exclusive power to bring such Legal Action;

         (i) To employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services;

         (j) To cause the Trust to comply with the Trust's obligations under the Trust Indenture Act, subject to the terms and provisions hereof;

         (k) To give the certificate required by Section 314(a)(4) of the Trust Indenture Act to the Property Trustee, which certificate may be executed by any Regular Trustee;

         (l) To incur expenses that are necessary or incidental to carrying out any of the purposes of the Trust;

         (m) To act as, or appoint another Person to act as, registrar and transfer agent for the Trust Securities;

         (n) To execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing;

         (o) To take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Trust Preferred Securities or to enable the Trust to effect the purposes for which the Trust was created;

         (p) To take all actions necessary in connection with a Substitution Event under Section 3.16;

         (q) To take any action, or to take no action, not inconsistent with this Trust Agreement or with applicable law, that the Regular Trustees determine in their discretion to be necessary or desirable in carrying out the activities of the Trust as set out in this Section 3.06; and

         (r) To take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Regular Trustees, on behalf of the Trust.

         The Regular Trustees must exercise the powers set forth in this
Section 3.06 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.03, and the Regular Trustees shall not take any action that is inconsistent with the purposes and functions of the Trust set forth in Section 3.03.

         Subject to this Section 3.06, the Regular Trustees shall have none of the powers or the authority of the Property Trustee set forth in Section 3.08.

         Any expenses incurred by the Regular Trustees pursuant to this Section
3.06 shall be reimbursed by LaSalle Bank Corporation pursuant to the Services Agreement.

         Section 3.07 Prohibition of Actions by the Trust and the Trustees. The Trust shall not, and the Trustees (including the Property Trustee) shall use commercially reasonable efforts to cause the Trust not to, engage in any activity other than as required or authorized by this Trust Agreement. In particular, the Trust shall not and the Trustees (including the Property Trustee) shall use commercially reasonable efforts to cause the Trust not to:

         (a) invest any proceeds received by the Trust from holding the Company Preferred Securities, but shall distribute all such proceeds to Holders of Trust Securities pursuant to the terms of this Trust Agreement and of the Trust Securities;

         (b) acquire any assets other than as expressly provided herein;

         (c) possess Trust property for other than a Trust purpose;

         (d) make any loans or incur any indebtedness or acquire any securities other than the Company Preferred Securities;

         (e) possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Trust Securities in any way whatsoever, except as otherwise specifically provided herein;

         (f) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Trust Securities;

         (g) other than as set forth herein, consent to any amendment, modification or termination of the LLC Agreement or the Company Preferred Securities where such consent shall be required; and

         (h) other than in connection with the liquidation of the Trust pursuant to a Trust Special Event, a Substitution Event or upon redemption of all the Trust Securities, file a certificate of cancellation of the Trust.

         Section 3.08 Powers and Duties of the Property Trustee. (a) The legal title to the Company Preferred Securities shall be owned by and held of record in the name of the Property Trustee in trust for the benefit of the Holders of the Trust Securities in accordance with this Trust Agreement. The right, title and interest of the Property Trustee to the Company Preferred Securities shall vest automatically in each Person who may hereafter be appointed as Property Trustee in accordance with Section 6.07. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Company Preferred Securities have been executed and delivered.

         (b) The Property Trustee shall not transfer its right, title and interest in the Company Preferred Securities to the Regular Trustees or to the Delaware Trustee (if the Property Trustee does not also act as Delaware Trustee).

         (c) The Property Trustee shall:

                  (i) establish and maintain a segregated non-interest bearing trust account (the "Property Account") in the name of and under the exclusive control of the Property Trustee on behalf of the Holders and, upon the receipt of payments of funds made in respect of the Company Preferred Securities held by the Property Trustee (which payments shall include, but not be limited to, dividends made pursuant to the LLC Securities Guarantee and the Contingent Guarantee), deposit such funds into the Property Account and make payments to the Holders from the Property Account in accordance with Section 7.01. Funds in the Property Account shall be held uninvested until disbursed in accordance with this Trust Agreement. The Property Account shall be an account that is maintained with a banking institution authorized to exercise corporate trust powers and having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority;

                  (ii) engage in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Trust Preferred Securities and the Trust Common Securities to the extent the Company Preferred Securities are redeemed; and

                  (iii) upon written notice of distribution issued by the Regular Trustees in accordance with the terms of the Trust Securities, engage in such ministerial activities as shall be necessary or appropriate to effect the distribution of the Company Preferred Securities to Holders upon the occurrence of a Trust Special Event.

         (d) The Property Trustee shall take all actions and perform all such duties as may be specifically required of the Property Trustee pursuant to the terms of the Trust Securities.

         (e) The Property Trustee may take any Legal Action which arises out of or in connection with (i) a Trust Enforcement Event of which a Responsible Officer of the Property Trustee has actual knowledge or (ii) the Property Trustee's duties and obligations under this Trust Agreement or the Trust Indenture Act.

         (f) For so long as the Property Trustee is the holder of record of the Company Preferred Securities, the Property Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of record of Company Preferred Securities and, if a Trust Enforcement Event occurs and is continuing, the Property Trustee shall, for the benefit of Holders, enforce its rights as holder of record of the Company Preferred Securities, subject to the rights of the Holders pursuant to the terms of such Trust Securities including
(i) the right to vote, as directed by a Majority in liquidation amount of the Trust Preferred Securities, for the election of two Special Directors to the Board (to the extent that such Trust Enforcement Event results from a Company Enforcement Event), (ii) the rights of the Holders of the Company Preferred Securities under the Company Preferred Securities Guarantee as it relates thereto, (iii) the rights of the holders of record of the Company Preferred Securities to receive Dividends (only if and to the extent declared by the Company or deemed to have been declared under the Company Securities Guarantee) on the Company Preferred Securities, (iv) in the case of the distribution of the Intercompany Securities to the holder of the Company

Common Securities or a Trust Enforcement Event set forth in clause (iii) of the definition of "Trust Enforcement Event" in Section 1.01 hereof, the right to vote, as directed by a Majority in liquidation amount of the Trust Preferred Securities, for the election of the Guarantee Independent Director and (v) the right of the holder of record of the Company Preferred Securities to receive the Contingent Distribution, if any.

         (g) The Property Trustee may authorize one or more Persons to pay Distributions, redemption payments or liquidation payments on behalf of the Trust (each, a "Paying Agent") with respect to all Trust Securities and any such Paying Agent shall comply with Section 317(b) of the Trust Indenture Act. Any Paying Agent may be removed by the Property Trustee at any time and one or more successor Paying Agents or additional Paying Agents may be appointed at any time by the Property Trustee.

         (h) The Property Trustee shall continue to serve as a Trustee until either:

                  (i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders pursuant to the terms of the Trust Securities; or

                  (ii) a Successor Property Trustee has been appointed and has accepted that appointment in accordance with Section 6.07.

         Subject to this Section 3.08, the Property Trustee shall have none of the duties, liabilities, powers or authority of the Regular Trustees set forth in Section 3.06.

         The Property Trustee must exercise the powers set forth in this
Section 3.08 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.03, and the Property Trustee shall not take any action that is inconsistent with the purposes and functions of the Trust set out in Section 3.03.

         Section 3.09. Certain Duties and Responsibilities of the Property Trustee. (a) The Property Trustee, before the occurrence of any Trust Enforcement Event and after the curing or waiver of all Trust Enforcement Events that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement and no implied covenants shall be read into this Trust Agreement against the Property Trustee. In case a Trust Enforcement Event has occurred (that has not been cured or waived pursuant to Section 2.06) of which a Responsible Officer of the Property Trustee has actual knowledge, the Property Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of a Trust Enforcement Event and after the curing or waiving of all such Trust Enforcement Events that may have occurred:

                           (A) the duties and obligations of the Property
                  Trustee shall be determined solely by the express provisions of this Trust Agreement and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement, and no implied covenants or obligations shall be read into this Trust Agreement against the Property Trustee; and

                           (B) in the absence of bad faith on the part of the
                  Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement, but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein;

                  (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                  (iii) subject to the requirement of the Property Trustee receiving a tax opinion as set forth in Section 8.05(d) or (f), as the case may be, the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

                  (iv) no provision of this Trust Agreement shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Agreement or indemnity reasonably satisfactory to the Property Trustee against such expense, risk or liability is not reasonably assured to it;

                  (v) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Company Preferred Securities and the Property Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

                  (vi) the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Company Preferred Securities or the payment of any taxes or assessments levied thereon or in connection therewith;

                  (vii) money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Property Account maintained by the Property Trustee pursuant to
         Section 3.08(c)(i) and except to the extent otherwise required by law; and

                  (viii) the Property Trustee shall not be responsible for monitoring the compliance by the Regular Trustees, the Guarantor or the Sponsor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for any default or misconduct of the Regular Trustees, the Guarantor or the Sponsor.

         Section 3.10. Certain Rights of Property Trustee.(a) Subject to the provisions of Section 3.09:

                  (i) the Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                  (ii) any direction or act of the Sponsor, the Guarantor or the Regular Trustees acting on behalf of the Trust contemplated by this Trust Agreement shall be sufficiently evidenced by an Officer's Certificate or a Guarantor Officers' Certificate, as applicable;

                  (iii) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer's Certificate or a Guarantor Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Sponsor, the Guarantor or the Regular Trustees;

                  (iv) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

                  (v) the Property Trustee may, at the expense of AANAH, consult with counsel or other experts of its own selection and the advice or opinion of such counsel or experts with respect to legal matters or advice within the scope of such counsel or experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be counsel to AANAH or any of its Affiliates, and may include any of its employees. The Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

                  (vi) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any Holder, unless (a) such Holder shall have provided to the Property Trustee security and indemnity, reasonably satisfactory to the Property Trustee, against the fees, charges, costs, expenses (including attorneys' fees and expenses and the expenses of the Property Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Property Trustee and (b) the Property Trustee has been provided with the legal opinions, if any, required by Section 8.05(d) or (f), as the case may be, of this Agreement; provided, that, nothing contained in this Section 3.10(a)(vi) shall be taken to relieve the Property Trustee, upon the occurrence of a Trust Enforcement Event, of its obligation to exercise the rights and powers vested in it by this Trust Agreement;

                  (vii) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, but shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                  (viii) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (ix) any action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Trust Agreement, both of which shall be conclusively evidenced by the Property Trustee's or its agent's taking such action;

                  (x) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders which instructions may only be given by the Holders of the same proportion in liquidation amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions; provided, however, that the Property Trustee shall not be required to take any action unless it shall have obtained such legal opinions, if any, required by Section 8.05(d) or (f), as the case may be, of this Trust Agreement;

                  (xi) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement;

                  (xii) the Property Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Agreement;

                  (xiii) the Property Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Property Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default or Event of Default is received by the Property Trustee at the Corporate Trust Office of the Property Trustee, and such notice references the Trust Preferred Securities and this Trust Agreement; and

                  (xiv) in the event that direction from the Regular Trustees is required hereunder, the Property Trustee, at its option, may make application to the Regular Trustee for written instructions and any such application shall set forth in writing any action proposed to be taken or omitted by the Property Trustee under this Trust Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Property Trustee shall not be liable for any action taken by, or omission of, the Property Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Regular Trustee actually receives such application, unless any such Regular Trustee shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Property Trustee shall have received written instructions in response to such application providing the directions required to be given hereunder.

                  In the event that the Property Trustee is also acting as authenticating agent, Paying Agent, transfer agent and security registrar, the rights, privileges, immunities, benefits and protections afforded to the Property Trustee pursuant to this Article 3 shall also be afforded to such authenticating agent, Paying Agent, transfer agent and security registrar and to each agent, custodian and other Person employed to act hereunder.

         (b) No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

         Section 3.11. Delaware Trustee. Notwithstanding any provision of this Trust Agreement other than this Section 3.11 and Section 6.02, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Regular Trustees or the Property Trustee described in this Trust Agreement. Except as set forth in this Section 3.11 and in Section 6.02, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Statutory Trust Act. In no event shall the Property Trustee or the Delaware

Trustee be liable for any act or omission of any of the Regular Trustees hereunder.

         Section 3.12. Execution of Documents. Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Statutory Trust Act, any Regular Trustee is authorized to execute on behalf of the Trust any documents that the Regular Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.06.

         Section 3.13. Not Responsible for Recitals or Issuance of Trust Securities. The recitals contained in this Trust Agreement and the Trust Securities shall be taken as the statements of the Sponsor and the Guarantor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Trust Agreement or the Trust Securities.

         Section 3.14. Duration of Trust. The Trust, unless terminated pursuant to the provisions of Article 9 hereof, shall have perpetual existence.

         Section 3.15. Mergers. (a) The Trust may not consolidate, convert, amalgamate, or merge with or into, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described in Section 3.15(b) and (c).

         (b) The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the Holders, the Delaware Trustee or the Property Trustee, consolidate, amalgamate, or merge with or into, or be replaced by, a trust organized as such under the laws of any State of the United States; provided that:

                  (i) if the Trust is not the survivor, such successor entity (the "Successor Entity") either:

                           (A) expressly assumes all of the obligations of the
                  Trust under the Trust Securities; or

                           (B) substitutes for the Trust Preferred Securities
                  other securities having substantially the same terms as the Trust Preferred Securities (the "Successor Trust Preferred Securities") so long as the Successor Trust Preferred Securities rank the same as the Trust Preferred Securities rank with respect to Distributions, assets and payments upon liquidation, redemption and otherwise;

                  (ii) the Company expressly acknowledges a trustee of the Successor Entity that possesses the same powers and duties as the Property Trustee as the record holder of the Company Preferred Securities;

                  (iii) the Trust Preferred Securities or any Successor Trust Preferred Securities are listed, or any Successor Trust Preferred Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preferred Securities are then listed or quoted;

                  (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (including any Successor Trust Preferred Securities) to be downgraded by any nationally recognized statistical rating organization;

                  (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Trust Preferred Securities (including any Successor Trust Preferred Securities) in any material respect;

                  (vi) such Successor Entity has a purpose substantially identical to that of the Trust;

                  (vii) the Guarantor guarantees the obligations of such Successor Entity under the Successor Trust Securities to the same extent as provided by the Trust Securities Guarantee; and

                  (viii) prior to such merger, consolidation, amalgamation or replacement, the Guarantor has received an opinion of a nationally recognized law firm experienced in such matters (which may be counsel to the Guarantor) to the effect that:

                           (A) such merger, consolidation, amalgamation or
                  replacement will not adversely affect the rights, preferences and privileges of the Holders of the Trust Preferred Securities (including any Successor Trust Preferred Securities) in any material respect;

                           (B) following such merger, consolidation,
                  amalgamation or replacement, neither the Trust nor the Successor Entity will be required to register as an Investment Company under the 1940 Act;

                           (C) following such merger, consolidation,
                  amalgamation or replacement, the Trust (or the Successor Entity) will be classified as a grantor trust for United States federal income tax purposes; and

                           (D) following such merger, consolidation,
                  amalgamation or replacement, the Company will not be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

         (c) Notwithstanding Section 3.15(b), the Trust shall not, except with the unanimous consent of the Holders of the Trust Preferred Securities, consolidate, amalgamate, or merge with or into, or be replaced by, any other entity or permit any other entity to consolidate, amalgamate, or merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or such Successor Entity not to be classified as a grantor trust for United States federal income tax purposes.

         Section 3.16. Substitution Event. If a Regulatory Event occurs, the Company Preferred Securities shall be exchanged for Non-Cumulative Capital Securities as provided in Section 10.03 of the LLC Agreement (a "Substitution Event"). Upon the occurrence of a Substitution Event:

                  (i) the Trust will, contemporaneously with the exchange of the Company Preferred Securities for Non-Cumulative Capital Securities, procure the delivery directly to each Holder of the Trust Preferred Securities of those Non-Cumulative Capital Securities for which corresponding amounts of the Company Preferred Securities are exchanged;

                  (ii) following the exchange of the Company Preferred Securities for Non-Cumulative Capital Securities, as provided above and in Section 10.03 of the LLC Agreement, the Regular Trustees shall dissolve the Trust pursuant to Section 9.01 of this Agreement; and

                  (iii) each relevant Holder of the Trust Preferred Securities will be obliged to pay any taxes arising by reference to any disposal or deemed disposal of a Company Preferred Security or a Trust Preferred Security in connection with such exchange.

                                   Article 8
                                   GUARANTOR

         Section 4.01. Responsibilities of the Guarantor. In connection with the issue and sale of the Trust Preferred Securities, the Guarantor shall have the exclusive right and responsibility to engage in the following activities:

         (b) To prepare for filing by the Trust with the Commission any post-effective amendments or supplements to the registration statement No. 333-104778 on Form F-3;

         (b) To determine the states in which to take appropriate action to qualify or register for sale all or part of the Trust Preferred Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Guarantor deems necessary or advisable in order to comply with the applicable laws of any such states;

         (c) To prepare for filing by the Trust applications to the New York Stock Exchange and Euronext for listing upon notice of issuance of any Trust Preferred Securities;

         (d) To prepare for filing by the Trust with the Commission a registration statement on Form 8-A relating to the registration of the Trust Preferred Securities under Section 12(b) of the Exchange Act, including any amendments thereto; and

         (e) To negotiate the terms of the Underwriting Agreement providing for the sale of the Trust Preferred Securities.

         Section 4.02. Indemnification and Expenses of the Trustee. The Guarantor agrees to indemnify the Property Trustee and the Delaware Trustee, any predecessor Property Trustee and predecessor Delaware Trustee, and their respective officers, directors, employees and agents for, and to hold each of them harmless against, any and all loss, liability, claim, damage or expense (including taxes other than taxes based on the income of the Property Trustee or the Delaware Trustee) incurred without negligence or willful misconduct on the part of the Property Trustee or the Delaware Trustee, as the case may be, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending either of them against any claim or liability in connection with the exercise or performance of any of their respective powers or duties hereunder. The provisions of this Section 4.02 shall survive the resignation or removal of the Delaware Trustee or the Property Trustee or the termination of this Trust Agreement.

         Section 4.03. Covenants of the Guarantor. (a) The Guarantor, for so long as any Trust Securities or Company Preferred Securities remain outstanding, shall not issue any preferred or preference shares or any other securities that qualify as Tier 1 capital for the Guarantor ranking senior in liquidation to its obligations under the Guarantees or the Contingent Guarantee, or give any guarantee in respect of any preferred securities, preferred or preference shares or any other securities that qualify as Tier 1 capital for the Guarantor issued by any of its subsidiaries if such guarantee would rank senior to the Guarantees or the Contingent Guarantee, unless the Guarantees and the Contingent Guarantee are amended to give the Holders and the holders of the Company Preferred Securities such rights and entitlements as are contained in or attached to such other guarantee so that the Guarantees and the Contingent Guarantee rank pari passu with such guarantee and pari passu on liquidation with any declared distribution or declared liquidation payments of such preferred or preference shares.

         (b) The Guarantor shall pay all amounts required to be paid pursuant to the Guarantees and the Contingent Guarantee in respect of any Distributions on the Trust Preferred Securities and dividends on the Company Preferred Securities, payable in respect of the most recent Distribution Period prior to any dividend or other payment (except dividends in the form of the Ordinary Shares) upon the Ordinary Shares (whether issued directly or by a subsidiary of the Guarantor and entitled to the benefits of a guarantee ranking junior to the Guarantees and the Contingent Guarantee).

         (c) The Guarantor, for so long as any Trust Securities or Company Preferred Securities remain outstanding, shall maintain, or shall cause the Bank, AANAH or any one or more Qualified Subsidiaries (each, a "Potential Securityholder") to maintain, 100% ownership of the Company Common Securities and the Trust Common Securities. The Guarantor may permit the transfer of the Company Common Securities from one Potential Securityholder to another Potential Securityholder, provided that prior to such transfer it has received an opinion of a nationally recognized law firm experienced in such matters to the effect that (A) the Company will continue to be treated as a partnership for United States federal income tax purposes, and such transfer will not cause the Company to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes, (B) such transfer will not cause the Company or the Trust to be required to register under the 1940 Act and (C) such transfer will not adversely affect the limited liability of the Holders of the Company Preferred Securities.

         (d) The Guarantor, for so long as any Trust Securities or Company Preferred Securities remain outstanding, (i) shall cause the Company to remain a limited liability company,(ii) shall use its commercially reasonable efforts to ensure that the Company will not be an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes, (iii) shall cause the Trust to remain a statutory trust and not to voluntarily dissolve, wind up, liquidate or be terminated, except as permitted by the Trust Agreement, and (iv) shall use its commercially reasonable efforts to ensure that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

         (e) The Guarantor, for so long as any of the Trust Securities are outstanding, shall not permit, or take any action to cause, the dissolution, liquidation, termination or winding up of the Trust, unless a Trust Special Event occurs or the Guarantor is itself in liquidation and the approval of the Dutch Central Bank, if then required, for such action has been received.

         (f) The Guarantor, for so long as any of the Company Preferred Securities are outstanding, shall not permit, or take any action to cause, the dissolution, liquidation, termination or winding up of the Company, unless the Guarantor is itself in liquidation and the approval of the Dutch Central Bank, if then required, for such action has been received and all claims under the

Guarantees and the Contingent Guarantee shall have been paid in full and the Contingent Distribution shall have been made.

         (g) If the Company Preferred Securities are distributed to Holders in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust, the Guarantor shall use its commercially reasonable best efforts to cause the Company Preferred Securities to be listed on the New York Stock Exchange, Euronext or on such other national securities exchange or similar organization as the Trust Preferred Securities are then listed or quoted on.

         (h) Upon the occurrence of a Regulatory Event, the Guarantor shall cause the Bank to fulfill all of the Bank's obligations under the Exchange Agreement.

                                   Article 5
                         TRUST COMMON SECURITIES HOLDER

         Section 5.01. AANAH's Purchase of Trust Common Securities. On the Closing Date AANAH will purchase all of the Trust Common Securities issued by the Trust, for an amount at least equal to $1,000, at the same time as the Trust Preferred Securities are sold.

                                   Article 6
                                   TRUSTEES

         Section 6.01. Number of Trustees. The number of Trustees initially shall be five (5), and:

         (a) At any time before the issuance of any Trust Securities, AANAH may, by written instrument, increase or decrease the number of Trustees; and

         (b) After the issuance of any Trust Securities, the number of Trustees may be increased or decreased by vote of the Holders of a Majority in liquidation amount of the Trust Common Securities voting as a class; provided, however, that the number of Trustees shall in no event be less than three (3); and provided further that (i) if required by the Statutory Trust Act, one Trustee shall be the Delaware Trustee; (ii) there shall be at least one Trustee who is an employee or officer of, or is affiliated with AANAH (each, a "Regular Trustee"); and (iii) one Trustee shall be the Property Trustee for so long as this Trust Agreement is required to qualify as an indenture under the Trust Indenture Act, and such Property Trustee may also serve as Delaware Trustee if it meets the applicable requirements.

         Section 6.02. Delaware Trustee. If required by the Statutory Trust Act, one Trustee (the "Delaware Trustee") shall be:

         (a) A natural person who is a resident of the State of Delaware; or

         (b) If not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, provided that, if the Property Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Property Trustee may also be the Delaware Trustee (in which case Section 3.11 and 6.02 shall have no application).

         Section 6.03. Property Trustee; Eligibility. (a) There shall at all times be one Trustee which shall act as Property Trustee which shall:

                  (i) not be an Affiliate of the Sponsor; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 6.03(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Property Trustee shall cease to be eligible to so act under Section 6.03, the Property Trustee shall immediately resign in the manner and with the effect set forth in Section 6.07(c).

         (c) If the Property Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Property Trustee and the Holder of the Trust Common Securities (as if it were the obligor referred to in Section 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         (d) The Guarantees shall be deemed to be specifically described in this Trust Agreement for purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

         (e) The initial Property Trustee ("Initial Property Trustee") is BNY Midwest Trust Company, an Illinois trust company.

         Section 6.04. Qualifications of Regular Trustees and Delaware Trustee Generally. Each Regular Trustee and the Delaware Trustee (unless the Property

Trustee also acts as Delaware Trustee) shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

         Section 6.05. Regular Trustees. The initial Regular Trustees ("Initial Regular Trustees") shall be Thomas C. Heagy, Thomas M. Goldstein and Andrew B. Weimer.

         (a) Except as expressly set forth in this Trust Agreement and except if a meeting of the Regular Trustees is called with respect to any matter over which the Regular Trustees have power to act, any power of the Regular Trustees may be exercised by, or with the consent of, any one such Regular Trustee.

         (b) Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Statutory Trust Act or applicable law, any Regular Trustee is authorized to execute on behalf of the Trust any documents which the Regular Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.06.

         Section 6.06. Delaware Trustee. The initial Delaware Trustee ("Initial Delaware Trustee") shall be:

         The Bank of New York (Delaware), a Delaware corporation.

         Section 6.07. Appointment, Removal and Resignation of Trustees.

         (a) Subject to Section 6.07(b), Trustees may be appointed or removed without cause at any time:

                  (i) until the issuance of any Trust Securities, by written instrument executed by AANAH; and

                  (ii) after the issuance of any Trust Securities, by vote of the Holders of a Majority in liquidation amount of the Trust Common Securities.

         (b) (i) the Trustee that acts as Property Trustee shall not be removed in accordance with Section 6.07(a) until a successor Trustee possessing the qualifications to act as Property Trustee under Section 6.03 (a "Successor Property Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the Regular Trustees and the Sponsor;

                  (ii) the Trustee that acts as Delaware Trustee shall not be removed in accordance with Section 6.07(a) until a successor Trustee possessing the qualifications to act as Delaware Trustee under Section 3.11, 6.02 and 6.04 (a "Successor Delaware Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Regular Trustees and the Sponsor;

                  (iii) no such removal of the Property Trustee or the Delaware Trustee shall be effective until all of the fees, charges, and expenses of such entity (including reasonable fees and expenses of their agents and/or counsel) have been paid.

         (c) A Trustee appointed to office shall hold office until his successor shall have been appointed or until his death, removal or resignation. Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the Sponsor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:

                  (i) no such resignation of the Trustee that acts as the Property Trustee shall be effective:

                           (A) until a Successor Property Trustee has been
                  appointed and has accepted such appointment by instrument executed by such Successor Property Trustee and delivered to the Trust, the Sponsor and the resigning Property Trustee; or

                           (B) until the assets of the Trust have been
                  completely liquidated and the proceeds thereof (including, without limitation, the Contingent Distribution, if any) distributed to the Holders; and

                  (ii) no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee; and

                  (iii) no such resignation of the Property Trustee or the Delaware Trustee shall be effective until all of the fees, charges, and expenses of such entity (including reasonable fees and expenses of their agents and/or counsel) have been paid.

         (d) The Holders of the Trust Common Securities shall use their best efforts promptly to appoint a Successor Delaware Trustee or Successor Property Trustee, as the case may be, if the Delaware Trustee or the Property Trustee delivers an instrument of resignation in accordance with this Section 6.07.

         (e) If no Successor Property Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this Section
6.07 within 60 days after delivery to the Sponsor and the Trust of an instrument of resignation, the resigning Property Trustee or Delaware Trustee, as applicable, may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Property Trustee or Successor Delaware Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.

         (f) No Property Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Property Trustee or Successor Delaware Trustee, as the case may be.

         (g) Upon the change of identity of the Delaware Trustee (or the Property Trustee if it is also a Delaware Trustee), the Delaware Trustee (or, if applicable, the Property Trustee) shall cause an amendment to the Certificate of Trust to be filed with the Secretary of State of the State of Delaware in accordance with Section 3810 of the Statutory Trust Act, indicating the change with respect to such Delaware Trustee's (or Property Trustee's) identity.

         Section 6.08. Vacancies among Trustees. If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to
Section 6.01, or if the number of Trustees is increased pursuant to Section 6.01, a vacancy shall occur. A resolution certifying the existence of such vacancy by the Regular Trustees or, if there are more than two, a majority of the Regular Trustees shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 6.07.

         Section 6.09. Effect of Vacancies. The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Regular Trustees shall occur, until such vacancy is filled by the appointment of a Regular Trustee in accordance with Section 6.07, the Regular Trustees in office, regardless of their number, shall have all the powers granted to the Regular Trustees and shall discharge all the duties imposed upon the Regular Trustees by this Trust Agreement.

         Section 6.10. Meetings. If there is more than one Regular Trustee, meetings of the Regular Trustees shall be held from time to time upon the call of any Regular Trustee. Regular meetings of the Regular Trustees may be held at a time and place fixed by resolution of the Regular Trustees. Notice of any in-person meetings of the Regular Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 48 hours before such meeting. Notice of any telephonic meetings of the Regular Trustees or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of a Regular Trustee at a meeting shall constitute a waiver of notice of such meeting except where a

Regular Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Trust Agreement, any action of the Regular Trustees may be taken at a meeting by vote of a majority of the Regular Trustees present (whether in person or by telephone) and eligible to vote with respect to such matter, provided that a Quorum is present, or without a meeting by the unanimous written consent of the Regular Trustees. Notwithstanding the foregoing, any and all actions of the Regular Trustees may be taken by the unanimous written consent of all Regular Trustees.

         Section 6.11. Delegation of Power and Appointment of Trust Officers.

         (a) Any Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21, his or her power for the purpose of executing any documents contemplated in Section 3.06, including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing.

         (b) The Regular Trustees shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Regular Trustees or otherwise as the Regular Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

         (c) Pursuant to Section 3806(b)(7) of the Statutory Trust Act and this
Section 6.11, there shall be appointed as agents of the Trust the following officers of the Trust (each a "Trust Officer" and, collectively, the "Trust Officers"):

                 Thomas C. Heagy                          President
                 Thomas M. Goldstein                      Treasurer
                 Ernest J. Antczak                        Vice President
                 Martin L. Eisenberg                      Vice President
                 Jeffrey Sirota                           Vice President
                 Jerome F. Papinchock                     Vice President
                 Carol L. Tenyak                          Secretary
                 Timothy D. Kaiser                        Assistant Secretary

         The Trust Officers are hereby authorized and granted the power and authority to take any and all actions that the Regular Trustees are authorized to take on behalf of the Trust. Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Statutory Trust Act or applicable law, any Trust Officer is authorized to execute on behalf of the Trust any documents which the Regular Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.06.

         The Regular Trustees shall have the power to appoint, reappoint, replace or remove any Trust Officer at any time, to the extent such action is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

         Section 6.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Property Trustee or the Delaware Trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee, as the case may be, shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Property Trustee or the Delaware Trustee, as the case may be, shall be the successor of the Property Trustee or the Delaware Trustee, as the case may be, hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   Article 7
                                 DISTRIBUTIONS

         Section 7.01. Distributions.

         (a) Holders of Trust Preferred Securities shall be entitled to receive cash distributions at a rate per annum of 6.25% of the stated liquidation preference of $25.00 per Trust Preferred Security. Distributions on the Trust Preferred Securities will accumulate from the date of initial issuance or the last Distribution Date (whichever is later) and will be payable on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2003 if, as and when funds available for payment are held by the Property Trustee in the Property Account. Distributions on the Trust Preferred Securities will not be cumulative. If the Trust Preferred Securities are in the form of a Global Certificate, the record date for payment of Distributions will be one Business Day prior to the relevant Distribution Date. If the Trust Preferred Securities are in the form of Definitive Trust Preferred Security Certificates, the record date for payment of Distributions shall be the 15th day of the month in which the relevant Distribution Date falls. In the event that any Distribution Date is not a Business Day, payment of such Distributions shall be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (without any reduction of interest or other payments in respect of such early payment). The amount of Distributions payable for any Distribution Period will be computed on the basis of a 360-day year of twelve 30-day months, and for any Distribution Period shorter than a three month period, on the basis of the actual number of days elapsed. Amounts available to the Trust for Distributions to the Holders of the Trust Preferred Securities will be limited to payments received by the Trust from the Company on the Company Preferred Securities (which payments shall include, but not be limited to, distributions made on the Company Preferred Securities pursuant to the Company Securities Guarantee and the Contingent Distribution) or from the Guarantor pursuant to the Trust Securities Guarantee paid by the Guarantor to the Property Trustee. Dividends on the Company Preferred Securities will be paid only if, as and when declared in the sole discretion of the Company or deemed declared under the Guarantees.

         (b) The right of Holders to receive Distributions is non-cumulative. Accordingly, if the Property Trustee does not receive a dividend payment on the Company Preferred Securities in respect of any Distribution Period, Holders shall have no right to receive a Distribution in respect of such Distribution Period, and the Trust shall have no obligation to pay a Distribution in respect of such Distribution Period, whether or not Distributions are declared payable in respect of any future Distribution Period.

         (c) If and to the extent that the Company makes a distribution (including, without limitation, the Contingent Distribution, if any) on the Company Preferred Securities held by the Property Trustee or the Guarantor makes a payment under the Trust Securities Guarantee (the amount of any such distribution or guarantee payment being a "Payment Amount"), the Trust shall and the Property Trustee is directed, to the extent funds are available for that purpose, to make a Pro Rata distribution of the Payment Amount to the Holders; provided however that, in the case of the Contingent Distribution only, the amount of payment to any Holder shall be reduced by the amount that such Holder has actually received in respect of the same claim under the Trust Securities Guarantee.

                                   Article 8
                          ISSUANCE OF TRUST SECURITIES

         Section 8.01. Designation and General Provisions Regarding Trust Securities.

         (a) The Regular Trustees shall on behalf of the Trust issue one class of preferred securities representing undivided beneficial interests in the assets of the Trust and one class of common securities representing undivided beneficial interests in the assets of the Trust as follows:

                  (i) Trust Preferred Securities. Up to 9,200,000 preferred securities of the Trust with a liquidation amount with respect to the assets of the Trust of $25.00 per preferred security, are hereby designated for the purpose of identification only as 6.25% Non-cumulative Guaranteed Trust Preferred Securities (the "Trust Preferred Securities"). The Trust Preferred Security Certificates evidencing the Trust Preferred Securities shall be substantially in the form of Exhibit A-1 to this Trust Agreement, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any stock exchange on which the Trust Preferred Securities are listed.

                  (ii) Trust Common Securities. Forty common securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of $1,000.00 and a liquidation amount with respect to the assets of the Trust of $25.00 per common security, are hereby designated for the purposes of identification only as 6.25% Non-cumulative Guaranteed Trust Common Securities (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities"). The Trust Common Security Certificates evidencing the Trust Common Securities shall be substantially in the form of Exhibit A-2 to this Trust Agreement, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

         (b) Except as provided in Section 8.02 and 9.02(b) of this Trust Agreement, the Trust Preferred Securities rank pari passu and payment thereon shall be made Pro Rata with the Trust Common Securities. The Trust shall issue no securities or other interests in the assets of the Trust other than the Trust Preferred Securities and the Trust Common Securities. The issuance of the Trust Preferred Securities shall not be subject to any preemptive purchase rights of any Person.

         (c) Any Regular Trustee shall sign the Trust Securities for the Trust by manual or facsimile signature. In case any Regular Trustee of the Trust who shall have signed any of the Trust Securities shall cease to be a Regular Trustee before the Certificates so signed shall be delivered by the Trust, such Certificates nevertheless may be delivered as though the person who signed such Certificates had not ceased to be such Regular Trustee; and any Certificate may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Trust Security, shall be the Regular Trustees of the Trust, although at the date of the execution and delivery of the Trust Agreement any such person was not such a Regular Trustee. Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Regular Trustees, as evidenced by their execution thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Regular Trustees may deem appropriate, or as may be required to comply with any law or with any rule or regulation of any stock exchange on which Trust Securities may be listed, or to conform to usage.

         A Trust Preferred Security shall not be valid until authenticated by the manual signature of an Authorized Officer of the Property Trustee. A Trust Common Security shall not be valid until acknowledged by the manual signature of an Authorized Officer of the Property Trustee. Each such signature shall be conclusive evidence that the Trust Preferred Security or the Trust Common Security has been authenticated or acknowledged, as the case may be, under this Trust Agreement.

         Upon a written order of the Trust, signed by at least one Regular Trustee, directing the Property Trustee to authenticate and deliver Trust Securities, the Property Trustee shall authenticate and deliver the Trust Securities for original issue. The aggregate number of Trust Securities outstanding at any time shall not exceed the sum of the numbers set forth in
Section 8.01(a)(i) and Section 8.01(a)(ii).

         The Property Trustee may appoint an authenticating agent acceptable to the Trust to authenticate Trust Securities. An authenticating agent may authenticate Trust Preferred Securities whenever the Property Trustee may do so. Each reference in this Trust Agreement to authentication by the Property Trustee includes authentication by such agent. An authenticating agent has the same rights as the Property Trustee to deal with the Sponsor or an Affiliate of the Sponsor.

         (d) The consideration received by the Trust for the issuance of the Trust Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

         (e) Upon issuance of the Trust Securities as provided in this Trust Agreement, the Trust Securities so issued shall be deemed to be validly issued, fully paid and nonassessable, subject to Section 11.01 with respect to the Trust Common Securities.

         (f) Every Person, by virtue of having become a Holder or a Trust Preferred Security Beneficial Owner in accordance with the terms of this Trust Agreement, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Trust Agreement.

         Section 8.02. Subordination of Trust Common Securities. Payment of Distributions and other dividends, amounts on redemption or amounts upon liquidation of the Trust shall be made Pro Rata among the Trust Common Securities and the Trust Preferred Securities based on the liquidation preference thereof; provided, however, that upon the occurrence and during the continuance of an event of default under the Intercompany Securities or the LLC Guarantee, no payment of Distributions or any other distributions, amounts on redemption or amounts upon liquidation of the Trust shall be made to Holders of Trust Common Securities unless payment in full in cash of all accumulated and unpaid Distributions, amounts on redemption and amounts upon liquidation of the Trust on the Trust Preferred Securities have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to payment in full in cash of all Distributions or other distributions, amounts on redemption or amounts upon liquidation of the Trust on the Trust Preferred Securities then due and payable.

         Section 8.03. Redemption of Trust Securities.

         (a) The Company Preferred Securities may be redeemed, with the prior approval of the Guarantor and the Dutch Central Bank, if such approval is required at the time of such redemption, by the Company at its option:

                  (i) in whole or in part on or after September 30, 2008; or

                  (ii) in whole but not in part upon the occurrence of a Special Redemption Event (as defined in the LLC Agreement), at any time.

         (b) Upon a purchase of the Company Preferred Securities by the Company upon redemption or otherwise, the proceeds from such purchase shall be simultaneously applied Pro Rata to redeem Trust Securities having an aggregate liquidation amount equal to the Company Preferred Securities so purchased or redeemed for an amount equal to $25.00 per Trust Security plus an amount equal to accumulated and unpaid Distributions, plus Additional Amounts, if any, or such lesser amount as shall be received by the Trust in respect of the Company Preferred Securities so purchased or redeemed as calculated by the Regular Trustees (the "Redemption Price"). Holders will be given not less than 30 nor more than 60 days' notice of such redemption.

         (c) If fewer than all the outstanding Trust Securities are to be so redeemed, the Trust Common Securities and the Trust Preferred Securities will be redeemed Pro Rata and the Trust Preferred Securities to be redeemed will be redeemed as described in Section 8.04(b) below.

         (d) If, at any time, a Trust Special Event shall occur and be continuing, the Regular Trustees shall, unless the Company Preferred Securities are redeemed in the limited circumstances described below, within 90 days following the occurrence of such Trust Special Event elect to either (i) dissolve the Trust upon not less than 30 nor more than 60 days' notice to the Holders and upon not less than 30 nor more than 60 days' notice to Euroclear and Clearstream, after providing Euroclear and Clearstream with such information relating to such dissolution and the Company Preferred Securities as reasonably requested by either of them, with the result that, after satisfaction of creditors, if any, of the Trust, Company Preferred Securities with an aggregate stated liquidation amount equal to the aggregate stated liquidation amount of, with a Distribution rate identical to the Distribution rate of, and accumulated and unpaid Distributions equal to accumulated and unpaid Distributions on, and having the same record date for payment as, the Trust Preferred Securities and the Trust Common Securities outstanding at such time would be distributed on a Pro Rata basis to the

Holders of the Trust Preferred Securities and the Trust Common Securities in liquidation of such Holders' interests in the Trust; provided, however, that, if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Trust Special Event by taking some Ministerial Action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Guarantor has or will cause no adverse effect on the Trust, the Company, the Guarantor, the Bank, AANAH, the Holders or the Trust Preferred Security Beneficial Owners and will involve no material cost, the Trust will pursue such measure in lieu of dissolution or cause the Trust Preferred Securities to remain outstanding, provided that in the case of this clause (ii), the Guarantor shall pay any and all expenses incurred by or payable by the Trust attributable to the Trust Special Event.

         (e) On the date fixed for any distribution of Company Preferred Securities, upon dissolution of the Trust, (i) the Trust Preferred Securities and the Trust Common Securities will no longer be deemed to be outstanding and
(ii) certificates representing Trust Securities will be deemed to represent the Company Preferred Securities having an aggregate stated liquidation amount equal to the stated liquidation amount of, and bearing accumulated and unpaid Distributions equal to accumulated and unpaid Distributions on, such Trust Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

         Section 8.04. Redemption Procedures.

         (a) Notice of any redemption of, or notice of distribution of either Company Preferred Securities or Non-Cumulative Capital Securities in exchange for, the Trust Securities (a "Redemption/Distribution Notice") (which notice will be irrevocable) will be given by the Trust by mail to each Holder of Trust Securities to be redeemed or exchanged not fewer than 30 nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, will be the date fixed for redemption of the Company Preferred Securities. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this Section 8.04, a Redemption/Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders. Each Redemption/Distribution Notice shall be addressed to the Holder at the address of such Holder appearing in the books and records of the Trust. No defect in the Redemption/Distribution Notice or in the mailing thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

         (b) In the event that fewer than all the outstanding Trust Securities are to be redeemed, the Trust Securities to be redeemed shall be redeemed Pro Rata from each Holder or pursuant to the rules of any securities exchange on which the Trust Preferred Securities are then listed, provided that, in respect of Trust Preferred Securities registered in the name of and held of record by DTC or its nominee (or any successor Clearing Agency or its nominee) or any nominee, the distribution of the proceeds of such redemption will be made to each Clearing Agency Participant (or Person on whose behalf such nominee holds such securities) in accordance with the procedures applied by such agency or nominee.

         (c) If Trust Securities are to be redeemed and the Trust gives a Redemption/Distribution Notice, and if the Company or the Guarantor has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption of Company Preferred Securities, then (A) while the Trust Preferred Securities are in book-entry only form, by 9:00 am, New York City time, on the redemption date, the Property Trustee will irrevocably deposit with DTC or its nominee (or successor Clearing Agency or its nominee) funds sufficient to pay the applicable Redemption Price with respect to the Trust Preferred Securities and will give DTC irrevocable instructions and authority to pay the Redemption Price to the Holders of the Trust Preferred Securities, and (B) with respect to Trust Preferred Securities issued in definitive form and Trust Common Securities, the Property Trustee will pay the relevant Redemption Price to the Holders of such Trust Securities by check mailed to the address of the relevant Holder appearing on the books and records of the Trust on the redemption date. If a Redemption/Distribution Notice shall have been given and funds deposited as required, if applicable, then immediately prior to the close of business on the date of such deposit, or on the redemption date, as applicable, Distributions will cease to accumulate on the Trust Securities so called for redemption and all rights of Holders will cease, except the right of the Holders to receive the Redemption Price, but without interest on such Redemption Price. If any date fixed for redemption of Trust Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day (without any reduction in interest or other payments in respect of such early payment). If payment of the Redemption Price in respect of any Trust Securities is improperly withheld or refused and not paid either by the Property Trustee or by the Guarantor pursuant to the Trust Securities Guarantee, Distributions on such Trust Securities will continue to accumulate at the then applicable rate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price. For these purposes, the applicable Redemption Price shall not include Distributions which are being paid to Holders who were Holders on a relevant record date. Upon satisfaction of the foregoing conditions, then immediately prior to the close of business on the date of such deposit or payment, all rights of Holders of such Trust Securities so called for redemption will cease, except the right of the Holders to receive the Redemption Price, but without interest on such Redemption Price, and from and after the date fixed for redemption, such Trust Securities will not accumulate Distributions or bear interest.

         Neither the Regular Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Trust Securities that have been called for redemption.

         (d) Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Guarantor or its subsidiaries may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

         Section 8.05. Voting Rights of Trust Preferred Securities.

         (a) Except as provided under Section 2.06 and this Article 8 and as otherwise required by the Statutory Trust Act, the Trust Indenture Act and other applicable law, the Holders of the Trust Preferred Securities will have no voting rights.

         (b) Subject to the requirement of the Property Trustee being provided with a tax opinion in certain circumstances set forth in Section 8.05(d) and
(f) below, the Holders of a Majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under this Trust Agreement, including the right to direct the Property Trustee, as record holder of the Company Preferred Securities, to exercise the remedies available to it under the LLC Agreement as a record holder of the Company Preferred Securities, including the right to elect the Special Directors and the Guarantee Independent Director, as the case may be, of the Company in accordance with the LLC Agreement or consent to any amendment, modification, or termination of the LLC Agreement or the Company Preferred Securities where such consent shall be required; provided, however, that where a consent or action under the LLC Agreement would require the consent or act of the holders of more than a majority of the Company Preferred Securities affected thereby, only the record holders of the percentage of the aggregate stated liquidation amount of the Trust Preferred Securities which is at least equal to the percentage required under the LLC Agreement may direct the Property Trustee to give such consent or take such action on behalf of the Trust.

         (c) If the Property Trustee fails to enforce the rights held by it for the benefit of the Holders under the Company Preferred Securities or the LLC Securities Guarantee after a Holder has made a written request, such Holder may, to the fullest extent permitted by applicable law, institute a legal proceeding directly against the Company to enforce the rights held by the Property Trustee for the benefit of the Holders under the Company Preferred Securities or directly against the Guarantor in such Holder's own name to enforce the rights held by the Property Trustee for the benefit of the Holders under the LLC Guarantee, in each case without first instituting any legal proceeding against the Property Trustee, the Trust or any other person or entity.

         (d) The Property Trustee shall notify all Holders of the Trust Preferred Securities of any notice of any Company Enforcement Event actually received by a Responsible Officer of the Property Trustee from the Company with respect to the Company Preferred Securities. Such notice shall state that such Company Enforcement Event also constitutes a Trust Enforcement Event. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the Property Trustee shall be under no obligation to take any of the actions described in clauses 8.05(b)(i) and 8.05(b)(ii) above unless the Property Trustee has been provided with an opinion of independent tax counsel to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes and that after such action each Holder will be treated as owning an undivided ownership interest in the Company Preferred Securities.

         (e) The Property Trustee shall notify all Holders of the non-payment within one day following the making of a claim by the Guarantee Trustee or the record holder of the Company Preferred Securities or the Holders under either of the Guarantees.

         (f) In the event the consent of the Property Trustee, as the record holder of the Company Preferred Securities, is required under the LLC Agreement with respect to any amendment, modification or termination of the LLC Agreement, the Property Trustee shall request the direction of the Holders with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a Majority in liquidation amount of the Trust Securities; provided, however, that where a consent under the LLC Agreement would require the consent of the record holders of more than a majority in liquidation amount of the Company Preferred Securities, the Property Trustee may only give such consent at the direction of the Holders of at least the same proportion of the Trust Securities. The Property Trustee shall not take any such action in accordance with the directions of the Holders unless the Property Trustee has been provided with an opinion of tax counsel to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

         (g) A waiver of a Company Enforcement Event with respect to the Company Preferred Securities will constitute a waiver of the corresponding Trust Enforcement Event.

         (h) Any required approval or direction of Holders of Trust Preferred Securities may be given at a separate meeting of Holders of Trust Preferred Securities convened for such purpose, at a meeting of all of the Holders or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which Holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of Trust Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and
(iii) instructions for the delivery of proxies or consents.

         (i) No vote or consent of the Holders of Trust Preferred Securities will be required for the Trust to redeem and cancel Trust Preferred Securities or distribute Company Preferred Securities or Non-Cumulative Capital Securities in accordance with the Trust Agreement and the terms of the Trust Securities.

         (j) Notwithstanding that Holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Securities that are beneficially owned at such time by the Guarantor or any entity directly or indirectly controlled by, or under direct or indirect common control with, the Guarantor, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Trust Preferred Securities were not outstanding, except for the Trust Preferred Securities purchased or acquired by the Guarantor or its affiliates in connection with transactions effected by or for the account of customers of the Guarantor or any of its Affiliates or in connection with the distribution or trading of or market-making in connection with such Trust Preferred Securities; provided, however, that persons (other than Affiliates of the Guarantor) to whom the Guarantor or any of its Affiliates have pledged Trust Preferred Securities may vote or consent with respect to such pledged Trust Preferred Securities pursuant to the terms of such pledge.

         (k) Holders of the Trust Preferred Securities will have no rights to appoint or remove the Regular Trustees, Property Trustee or Delaware Trustee who may be appointed, removed or replaced solely by AANAH, as the Holder of all of the Trust Common Securities.

         Section 8.06. Voting Rights Of Trust Common Securities.

         (a) Except as provided under Section 8.05 or as otherwise required by the Statutory Trust Act, the Trust Indenture Act or other applicable law or provided by the Trust Agreement, all voting rights will be held by the Holders of the Trust Common Securities.

         (b) The Holders of the Trust Common Securities are entitled, subject to Article 6 hereof, to vote to appoint, remove or replace any Trustee or to increase or decrease the number of Trustees.

         (c) A waiver of a Company Enforcement Event with respect to the Company Preferred Securities will constitute a waiver of the corresponding Trust Enforcement Event.

         (d) Any required approval or direction of Holders of Trust Common Securities may be given at a separate meeting of Holders of Trust Common

Securities convened for such purpose, at a meeting of all of the Holders or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which Holders of Trust Common Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of Trust Common Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

         (e) No vote or consent of the Holders of the Trust Common Securities shall be required for the Trust to redeem and cancel Trust Common Securities or to distribute Company Preferred Securities or Non-Cumulative Capital Securities in accordance with the Trust Agreement and the terms of the Trust Securities.

         Section 8.07. Paying Agent. In the event that the Trust Preferred Securities are not in book-entry only form, the Trust shall appoint a Paying Agent which shall maintain in the Borough of Manhattan, City of New York, State of New York, an office or agency where the Trust Preferred Securities may be presented for payment. The Regular Trustees shall appoint the Paying Agent and may appoint one or more additional paying agents in such other locations as they shall determine. The term "Paying Agent" includes any such additional paying agent. The Trust may change any Paying Agent without prior notice to any Holder. The Trust shall notify the Property Trustee of the name and address of any Paying Agent not a party to this Trust Agreement. If the Trust fails to appoint or maintain another entity as Paying Agent, the Property Trustee shall act as such. The Trust or any of its Affiliates may act as Paying Agent. The Property Trustee shall initially act as Paying Agent for the Trust Preferred Securities and the Trust Common Securities or it may authorize another Paying Agent pursuant to Section 3.08(g). The Paying Agent may resign as Paying Agent upon 30 days' written notice to the Regular Trustees.

         Section 8.08. Acceptance of Guarantees and Agreements. Each Holder of Trust Preferred Securities and Trust Common Securities, and each Trust Preferred Security Beneficial Owner, by the acceptance thereof, agrees to the provisions of the Trust Securities Guarantee, including the subordination provisions therein.

                                   Article 9
                    TERMINATION AND LIQUIDATION OF THE TRUST

         Section 9.01. Dissolution of Trust.

         (a) The Trust shall dissolve:

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

                  (i) upon the bankruptcy, insolvency or dissolution of the Guarantor or the Bank;

                  (ii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company;

                  (iii) upon the entry of a decree of judicial dissolution of the Company or the Trust;

                  (iv) when all of the Trust Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the Holders in accordance with the terms of the Trust Securities;

                  (v) upon the election of the Regular Trustees, following the occurrence and continuation of a Trust Special Event, pursuant to which the Trust shall have been dissolved in accordance with the terms of the Trust Securities and all of the Company Preferred Securities shall have been distributed to the Holders in exchange for all of the Trust Securities;

                  (vi) following the occurrence of a Substitution Event and the distribution of Non-Cumulative Capital Securities to Holders of the Trust Preferred Securities in accordance with Section 3.16, upon election of the Regular Trustees;

                  (vii) before the issuance of any Trust Securities, with the consent of all of the Regular Trustees and the Sponsor; or

                  (viii) with the consent of at least a Majority in liquidation amount of Trust Securities, voting together as a single class;

provided that, if a claim has been made under the Trust Securities Guarantee, the Trust shall not dissolve until (x) such claim has been satisfied and the proceeds therefrom have been distributed to the Holders or (y) the Company Preferred Securities have been distributed to the Holders pursuant to Section
9.02 hereof.

         (b) As soon as is practicable after the occurrence of an event referred to in Section 9.01(a) and the completion of the winding up of the Trust, and in accordance with Section 3810 of the Statutory Trust Act, a Regular Trustee shall file a certificate of cancellation with the Secretary of State of the State of Delaware.

         (c) The Trust shall terminate upon the filing of the certificate of cancellation pursuant to Section 9.01(b) and this Trust Agreement shall be of no further force and effect, except as provided in Section 9.01(d).

         (d) The provisions of Section 3.09 and Article 11 shall survive the termination of the Trust.

         Section 9.02. Liquidation Distribution upon Termination and Dissolution of the Trust.

         (a) In the event of any voluntary or involuntary liquidation, dissolution, winding up or termination of the Trust (each a "Trust Liquidation"), the Holders on the date of the Trust Liquidation will be entitled to receive, out of the assets of the Trust available for distribution to Holders after satisfaction of the Trust's liabilities and creditors:

                  (i) an amount equal to the aggregate liquidation preference of the Trust Preferred Securities, plus any unpaid distributions at the stated rate for the then-current Distribution Period, through the date of payment; or

                  (ii) prior to the occurrence of a Substitution Event, Company Preferred Securities in an aggregate liquidation preference equal to the aggregate liquidation preference of, with a Distribution rate identical to the Distribution rate of, and accrued and unpaid Distributions equal to accrued and unpaid Distributions on, such Trust Securities; or

                  (iii) following the occurrence of a Substitution Event, Non-Cumulative Capital Securities in an aggregate liquidation preference equal to the aggregate liquidation preference of, with a Distribution rate identical to the Distribution rate of, and accrued and unpaid Distributions equal to accrued and unpaid Distributions on, such Trust Preferred Securities, in accordance with Section 3.16 of this Trust Agreement,

         ("Trust Liquidation Distribution") on a Pro Rata basis (subject to
Section 9.02(b) below) in exchange for such Trust Securities.

         (b) The Holders of the Trust Common Securities will be entitled to receive distributions upon any such Trust Liquidation Pro Rata with the Holders of the Trust Preferred Securities except that upon the occurrence and during the continuance of an event of default under the Intercompany Securities, the Trust Securities Guarantee or the LLC Guarantee, the Trust Preferred Securities shall have a preference over the Trust Common Securities with regard to such distributions.

         (c) On the date fixed for any distribution of Company Preferred Securities or Non-Cumulative Capital Securities upon dissolution of the Trust,
(i) the Trust Preferred Securities and the Trust Common Securities will no longer be deemed to be outstanding and (ii) Certificates representing Trust Securities will be deemed to represent the Company Preferred Securities or Non-Cumulative Capital Securities, as applicable, having an aggregate liquidation preference equal to the liquidation preference of, and bearing accrued and unpaid Distributions equal to accrued and unpaid Distributions on, such Trust Securities, until such

Certificates are presented to the Company or the Bank, as applicable, or the Company's or the Bank's agent, for transfer or re-issuance.

                                  Article 10
                             TRANSFER OF INTERESTS

         Section 10.01. Transfer of Trust Securities.

         (a) Trust Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Trust Agreement and in the terms of the Trust Securities. To the fullest extent permitted by applicable law, any transfer or purported transfer of any Trust Security not made in accordance with this Trust Agreement shall be null and void. AANAH, as the initial Holder of the Trust Common Securities, shall have the right to transfer the Trust Common Securities to the Guarantor, the Bank or any one or more Qualified Subsidiaries. No Person other than the Guarantor, the Bank, AANAH, or one or more Qualified Subsidiaries is permitted to own the Trust Common Securities.

         (b) Subject to this Article 10, Trust Preferred Securities shall be freely transferable.

         Section 10.02. Transfer of Certificates. The Property Trustee shall provide for the registration of Certificates and of transfers of Certificates, which will be effected without charge but only upon payment (with such indemnity as the Regular Trustees may require) in respect of any tax, fee, assessment or other government charges that may be imposed in relation to it. Upon surrender for registration of transfer of any Certificate, the Property Trustee shall cause one or more new Certificates to be issued in the name of the designated transferee or transferees. Every Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Property Trustee duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer shall be canceled by the Property Trustee. A transferee of a Certificate shall be entitled to the rights and be subject to the obligations of a Holder hereunder upon the receipt by such transferee of a Certificate. By acceptance of a Certificate, each transferee shall be deemed to have agreed to be bound by this Trust Agreement.

         Section 10.03. Deemed Security Holders. The Trustees may treat the Person in whose name any Certificate shall be registered on the books and records of the Trust as the sole Holder of such Certificate and of the Trust Securities represented by such Certificate for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Trust Securities represented by such Certificate on the part of any other Person, whether or not the Trust shall have actual or other notice thereof.

         Section 10.04. Book-entry Interests. The Trust Preferred Securities Certificates, on original issuance, will be issued in the form of one or more fully registered, global Trust Preferred Security Certificates (each a "Global Certificate"), to be deposited with a custodian for DTC, the initial Clearing Agency, by, or on behalf of, the Trust. Such Global Certificates shall initially be registered on the books and records of the Trust in the name of Cede & Co., the nominee of DTC, and no Trust Preferred Security Beneficial Owner will receive a definitive Trust Preferred Security Certificate representing such Trust Preferred Security Beneficial Owner's interests in such Global Certificates, except as provided in Section 10.07. Unless and until definitive, fully registered Trust Preferred Security Certificates (the "Definitive Trust Preferred Security Certificates") have been issued to the Trust Preferred Security Beneficial Owners pursuant to Section 10.07:

         (a) the provisions of this Section 10.04 shall be in full force and effect;

         (b) the Trust and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement (including the payment of Distributions on the Global Certificates and receiving approvals, votes or consents hereunder) as the Holder of the Trust Preferred Securities and the sole Holder of the Global Certificates and shall have no obligation to the Trust Preferred Security Beneficial Owners;

         (c) to the extent that the provisions of this Section 10.04 conflict with any other provisions of this Trust Agreement, the provisions of this
Section 10.04 shall control; and

         (d) the rights of the Trust Preferred Security Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Trust Preferred Security Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and the Clearing Agency shall receive and transmit payments of Distributions on the Global Certificates to such Clearing Agency Participants. The Clearing Agency will make book-entry transfers among the Clearing Agency Participants; provided, that solely for the purposes of determining whether the Holders of the requisite amount of Trust Preferred Securities have voted on any matter provided for in this Trust Agreement, so long as Definitive Trust Preferred Security Certificates have not been issued, the Trustees may conclusively rely on, and shall be fully protected in relying on, any written instrument (including a proxy) delivered to the Trustees by the Clearing Agency setting forth the Trust Preferred Security Beneficial Owners' votes or assigning the right to vote on any matter to any other Persons either in whole or in part.

         Section 10.05. Notices to Clearing Agency. Whenever a notice or other communication to the Trust Preferred Security Holders is required under this Trust Agreement, unless and until Definitive Trust Preferred Security Certificates shall have been issued to the Trust Preferred Security Beneficial Owners pursuant to Section 10.07, the Regular Trustees shall give all such notices and communications specified herein to be given to the Trust Preferred Security Holders to the Clearing Agency, and shall have no notice obligations to the Trust Preferred Security Beneficial Owners.

         Section 10.06. Appointment of Successor Clearing Agency. If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Trust Preferred Securities, the Regular Trustees shall use their best efforts to appoint a successor Clearing Agency with respect to such Trust Preferred Securities.

         Section 10.07. Definitive Trust Preferred Security Certificates. If
(a) a Clearing Agency notifies the Trust that it is unwilling or unable to continue its services as securities depositary with respect to the Trust Preferred Securities and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to Section 10.06, (b) the Regular Trustees elect after consultation with the Sponsor to terminate the book-entry system through the Clearing Agency with respect to the Trust Preferred Securities, (c) a Clearing Agency has ceased to be a clearing agency registered under the Exchange Act or (d) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under either of the Guarantees, then:

                  (i) Definitive Trust Preferred Security Certificates shall be prepared by the Property Trustee on behalf of the Trust with respect to the Trust Preferred Securities; and

                  (ii) upon surrender of the Global Certificates by the Clearing Agency, accompanied by registration instructions, the Property Trustee shall cause Definitive Trust Preferred Security Certificates to be delivered to Trust Preferred Security Beneficial Owners in accordance with the instructions of the Clearing Agency. Neither the Trustees nor the Trust shall be liable for any delay in delivery of such instructions and each of them may conclusively rely on and shall be fully protected in relying on, said instructions of the Clearing Agency. The Definitive Trust Preferred Security Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Property Trustee, as evidenced by its execution thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Property Trustee may deem appropriate, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Trust Preferred Securities may be listed, or to conform to usage.

         Section 10.08. Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificates should be surrendered to the Property Trustee, or if the Property Trustee shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Property Trustee such security or indemnity as may be required by them to keep each of them harmless, then, in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Property Trustee on behalf of the Trust shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like denomination. In connection with the issuance of any new Certificate under this
Section 10.08, the Property Trustee may require the payment of a sum sufficient to cover any tax, fee, assessment or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the relevant Trust Securities, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                                  Article 11
            LIMITATION OF LIABILITY OF HOLDERS OF TRUST SECURITIES,
                              TRUSTEES OR OTHERS

         Section 11.01. Liability.

         (a) Except as expressly set forth in this Trust Agreement, the Trust Securities Guarantee and the terms of the Trust Securities, the Sponsor and the Trustees shall not be:

                  (i) personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders which shall be made solely from assets of the Trust; or

                  (ii) required to pay to the Trust or to any Holder any deficit upon dissolution of the Trust or otherwise.

         (b) The Holders of the Trust Common Securities shall be liable for all of the debts and obligations of the Trust (other than obligations to the Holders in their capacities as Holders) to the extent not satisfied out of the Trust's assets.

         (c) Pursuant to Section 3803(a) of the Statutory Trust Act, the Holders of the Trust Preferred Securities shall be entitled to the same limitation of personal liability extended to shareholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

         Section 11.02. Exculpation.

         (a) No ABN AMRO Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such ABN AMRO Indemnified Person in good faith on behalf of the

Trust and in a manner such ABN AMRO Indemnified Person reasonably believed to be within the scope of the authority conferred on such ABN AMRO Indemnified Person by this Trust Agreement or by law, except that an ABN AMRO Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such ABN AMRO Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

         (b) An Indemnified Person shall be fully protected in conclusively relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Trust Securities might properly be paid.

         Section 11.03. Fiduciary Duty.

         (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Trust Agreement shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

         (b) Unless otherwise expressly provided herein:

                  (i) whenever a conflict of interest exists or arises between an Indemnified Person and any Covered Person; or

                  (ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Trust Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

         (c) Whenever in this Trust Agreement an Indemnified Person is permitted or required to make a decision:

                  (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

                  (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Trust Agreement or by applicable law.

         Section 11.04. Indemnification.

         (a) (i) To the fullest extent permitted by applicable law, the Sponsor shall indemnify and hold harmless any ABN AMRO Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was an ABN AMRO Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the ABN AMRO Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (ii) The Guarantor shall indemnify, to the fullest extent permitted by law, any ABN AMRO Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was an ABN AMRO Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the

         Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such ABN AMRO Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

                  (iii) To the extent that an ABN AMRO Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 11.04(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the fullest extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (iv) Any indemnification under paragraphs (i) and (ii) of this Section 11.04(a) (unless ordered by a court) shall be made by the Guarantor only as authorized in the specific case upon a determination that indemnification of the ABN AMRO Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Regular Trustees by a majority vote of a Quorum consisting of such Regular Trustees who were not parties to such action, suit or proceeding, (2) if such a Quorum is not obtainable, or, even if obtainable, if a Quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Holder of the Trust Common Securities.

                  (v) Expenses (including attorneys' fees) incurred by an ABN AMRO Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs
         (i) and (ii) of this Section 11.04(a) shall be paid by the Guarantor in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such ABN AMRO Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Guarantor as authorized in this Section 11.04(a). Notwithstanding the foregoing, no advance shall be made by the Guarantor if a determination is reasonably and promptly made (i) by the Regular Trustees by a majority vote of a Quorum of disinterested Regular Trustees, (ii) if such a Quorum is not obtainable, or, even if obtainable, if a Quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion or (iii) the Holder of the Trust Common Securities, that, based upon the facts known to the Regular Trustees, counsel or the Holder of the Trust Common Securities at the time such determination is made, such ABN AMRO Indemnified Person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such ABN AMRO Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Regular Trustees, independent legal counsel or the Holder of the Trust Common Securities reasonably determine that such person deliberately breached his duty to the Trust or to the Holders of the Trust Common Securities.

                  (vi) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 11.04(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors of the Guarantor or Holders of the Trust Common Securities or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 11.04(a) shall be deemed to be provided by a contract between the Guarantor and each ABN AMRO Indemnified Person who serves in such capacity at any time while this
         Section 11.04(a) is in effect. Any repeal or modification of this
         Section 11.04(a) shall not affect any rights or obligations then existing.

                  (vii) The Guarantor or the Trust may purchase and maintain insurance on behalf of any person who is or was an ABN AMRO Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Guarantor would have the power to indemnify him against such liability under the provisions of this Section 11.04(a).

                  (viii) For purposes of this Section 11.04(a), references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 11.04(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

                  (ix) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 11.04(a) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an ABN AMRO Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (b) The Guarantor agrees to indemnify the (i) Property Trustee (including any predecessor Property Trustee), (ii) the Delaware Trustee (including any predecessor Delaware Trustee), (iii) any Affiliate of the Property Trustee or the Delaware Trustee, and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee or the Delaware Trustee (each of the Persons in (i) through (iv) being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any and all loss, damage, claim, liability or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence or willful misconduct on the part of the Fiduciary Indemnified Person arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim, action or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 11.04(a)(iv) shall survive the satisfaction and discharge of this Trust Agreement.

         Section 11.05. Outside Businesses.

         Any Covered Person, the Sponsor, the Guarantor, the Delaware Trustee and the Property Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor, the Guarantor, the Delaware Trustee, nor the Property Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for, or act on any committee or body of Holders of, securities or other obligations of the Sponsor or its Affiliates.

                                   Article 12
                                   ACCOUNTING

         Section 12.01. Fiscal Year.

         The fiscal year ("Fiscal Year") of the Trust shall be the calendar year, or such other year as is required by the Code or the Treasury Regulations.

         Section 12.02. Certain Accounting Matters.

         (a) At all times during the existence of the Trust, the Regular Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year of the Trust by a firm of independent certified public accountants selected by the Regular Trustees.

         (b) Within 60 days after May 15 of each year, the Property Trustee shall provide to the Holders of the Trust Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

         (c) The Regular Trustees shall cause to be duly prepared and delivered to each of the Holders, any annual United States federal income tax information statement required by the Code, containing such information with regard to the Trust Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Regular Trustees shall use commercially reasonable efforts to deliver any such statements within 30 days after the end of each Fiscal Year of the Trust.

         (d) The Regular Trustees shall cause to be duly prepared and timely filed with the appropriate taxing authority, an annual United States federal income tax return on Form 1041 or other applicable form or statement under United States federal income tax law, and any other annual income tax returns required to be filed by the Regular Trustees on behalf of the Trust with any state or local taxing authority.

         Section 12.03. Banking.

         The Trust shall maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Company Preferred Securities held by the Property Trustee shall be made directly to the Property Account and no other funds of the Trust shall be deposited in the Property Account. The sole signatories for such accounts shall be designated by the Regular Trustees; provided, however, that the Property Trustee shall designate the signatories for the Property Account.

         Section 12.04. Withholding; Additional Amounts.

         Any and all payments by the Trust in respect of the Trust Securities shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by or on behalf of The Netherlands or, during any period any Intercompany Security that is not an Initial Intercompany Security is outstanding, the jurisdiction of residence of any obligor on such Intercompany Security (each a "Relevant Jurisdiction"), or any authority therein or thereof having power to tax (collectively, "Relevant Tax"). If the Trust shall be required by law to deduct such Relevant Tax from or in respect of any sum payable hereunder, the Trust shall pay, as further distributions, such additional amounts as may be necessary in order that the net amount received by the Holders after such withholding or deduction will equal the amount which would have been received in respect of the Trust Securities in the absence of such withholding or deduction ("Additional Amounts"), except that no such Additional Amounts shall be payable to a Holder (or to a third party on such Holder's behalf) with respect to any Trust Securities (i) to the extent that such Relevant Tax is imposed or levied by virtue of such Holder (or the beneficial owner of such Trust Securities) having some connection with the Relevant Jurisdiction, other than being a Holder (or beneficial owner of such Trust Securities), (ii) to the extent that such the Relevant Tax is imposed or levied by virtue of such Holder (or beneficial owner) not having made a declaration of non-residence in, or other lack of connection with, the Relevant Jurisdiction or any similar claim for exemption, if the Guarantor or its agent has provided the beneficial owner of such Trust Securities or its nominee with at least 60 days' prior written notice of any opportunity to make such a declaration or claim, or (iii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, or substantially similar to such Directive.

                                  Article 13
                            AMENDMENTS AND MEETINGS

         Section 13.01. Amendments.

         (a) Except as otherwise provided in this Trust Agreement or by any applicable terms of the Trust Securities, this Trust Agreement may only be amended by a written instrument approved and executed by the Regular Trustees (or, if there are more than two Regular Trustees a majority of the Regular Trustees), and, in certain circumstances, the Property Trustee and the Delaware Trustee;

         (b) No amendment shall be made, and any such purported amendment shall be void and ineffective:

                  (i) unless, in the case of any proposed amendment, the Property Trustee and the Delaware Trustee shall have first received an Officer's Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Trust Agreement (including the terms of the Trust Securities);

                  (ii) unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the Property Trustee or the Delaware Trustee, the Property Trustee or the Delaware Trustee, as the case may be, shall have first received an opinion of counsel (who may be counsel to the Sponsor or the Trust) that such amendment is permitted by, and conforms to, the terms of this Trust Agreement (including the terms of the Trust Securities); or

                  (iii) to the extent the result of such amendment would be to:

                           (A) cause the Trust to fail to be classified for
                  purposes of United States federal income taxation as a grantor trust;

                           (B) cause the Company to be classified for purposes
                  of United States federal income tax as an association or a publicly traded partnership taxable as a corporation;

                           (C) reduce or otherwise adversely affect the powers
                  of the Property Trustee in contravention of the Trust Indenture Act;

                           (D) cause the Trust or the Company to be required to
                  register under the 1940 Act; or

                           (E) permit the Contingent Distribution to be made to
                  anyone other than the Holders in accordance with Section 7.01(a).

         (c) In the event the consent of the Property Trustee, as the record holder of the Company Preferred Securities, is required under the LLC Agreement with respect to any amendment, modification or termination of the LLC Agreement or the Company Preferred Securities, or under either of the Guarantees with respect to any amendment, modification or termination of such Guarantee, the Property Trustee shall request the direction of the Holders with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a Majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the LLC Agreement or the LLC Securities Guarantee would require the consent of a Super Majority of the record holders of Company Preferred Securities, the Property Trustee may only give such consent at the direction of the Holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super Majority represents of the aggregate liquidation amount of the Company Preferred Securities outstanding; provided, further, that the

Property Trustee shall not be obligated to take any action in accordance with the directions of the Holders under this Section 13.01(c) unless the Property Trustee has been provided with an opinion of independent tax counsel to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes;

         (d) At such time after the Trust has issued any Trust Securities that remain outstanding, any amendment that would (i) materially adversely affect the powers, preferences or special rights of the Trust Securities whether by way of amendment to this Trust Agreement or otherwise or (i) provide for the dissolution, winding up or termination of the Trust other than pursuant to the terms of this Trust Agreement, may be effected only with the approval of the Holders of at least a Majority in liquidation amount of the Trust Securities affected thereby; provided, that if any amendment or proposal referred to in clause (i) hereof would adversely affect only the Trust Preferred Securities or the Trust Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a Majority in liquidation amount of such class of Trust Securities;

         (e) Article 7, Section 11.01(c) and this Section 13.01 shall not be amended without the consent of all of the Holders;

         (f) Article 5 shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Trust Common Securities;

         (g) The rights of the Holders of the Trust Common Securities under
Article 6 to increase or decrease the number of, and appoint and remove Trustees shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Trust Common Securities; and

         (h) Notwithstanding Section 13.01(c), this Trust Agreement may be amended without the consent of the Holders:

                  (i) to cure any ambiguity;

                  (ii) to correct or supplement any provision in this Trust Agreement that may be defective or inconsistent with any other provision of this Trust Agreement;

                  (iii) to add to the covenants, restrictions or obligations of the Guarantor or AANAH;

                  (iv) to conform to any change in the 1940 Act or written change in interpretation or application of the rules and regulations promulgated thereunder by any legislative body, court, government agency or regulatory authority;

                  (v) to conform to any change in the Trust Indenture Act or written change in interpretation or application of the rules and regulations promulgated thereunder by any legislative body, court, government agency or regulatory authority; or

                  (vi) to modify, eliminate or add to any provision of this Trust Agreement to such extent as may be necessary or desirable;

provided that such amendments do not have a material adverse effect on the rights, preferences or privileges of the Holders.

         Section 13.02. Meetings of the Holders of Trust Securities; Action by Written Consent.

         (a) Meetings of the Holders of any class of Trust Securities may be called at any time by the Regular Trustees (or as provided in the terms of the Trust Securities) to consider and act on any matter on which Holders of such class of Trust Securities are entitled to act under the terms of this Trust Agreement, the terms of the Trust Securities, the LLC Agreement, the rules of any stock exchange on which the Trust Preferred Securities are listed or admitted for trading, the Statutory Trust Act or other applicable law. The Regular Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 10% in liquidation amount of such class of Trust Securities. Such direction shall be given by delivering to the Regular Trustees one or more requests in a writing stating that the signing Holders wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders calling a meeting shall specify in writing the Certificates held by the Holders exercising the right to call a meeting and only those Trust Securities specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

         (b) Except to the extent otherwise provided in the terms of the Trust Securities, the following provisions shall apply to meetings of Holders:

                  (i) notice of any such meeting shall be given to all the Holders having a right to vote thereat at least 7 days and not more than 60 days before the date of such meeting. Any action that may be taken at a meeting of the Holders may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders owning not less than the minimum amount of Trust Securities in liquidation amount that would be necessary to authorize or take such action at a meeting at which all Holders having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the

         Holders entitled to vote who have not consented in writing. The Regular Trustees may specify that any written ballot submitted to the Holders for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Regular Trustees;

                  (ii) each Holder may authorize any Person to act for it by proxy on all matters in which a Holder is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders were shareholders of a Delaware corporation;

                  (iii) each meeting of the Holders shall be conducted by the Regular Trustees or by such other Person as the Regular Trustees may designate; and

                  (iv) unless the Statutory Trust Act, this Trust Agreement, the terms of the Trust Securities, the Trust Indenture Act or the listing rules of any stock exchange on which the Trust Preferred Securities are then listed for trading, otherwise provide, the Regular Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                                  Article 14
            REPRESENTATIONS OF PROPERTY TRUSTEE AND DELAWARE TRUSTEE

         Section 14.01. Representations and Warranties of Property Trustee.

         The Trustee that acts as initial Property Trustee represents and warrants to the Trust and to the Sponsor at the date of this Trust Agreement, and each Successor Property Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Property Trustee's acceptance of its appointment as Property Trustee that:

         (a) The Property Trustee is an Illinois trust company with trust powers, duly organized, validly existing and in good standing under the laws of Illinois, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Trust Agreement;

         (b) The execution, delivery and performance by the Property Trustee of the Trust Agreement has been duly authorized by all necessary corporate action on the part of the Property Trustee. The Trust Agreement has been duly executed and delivered by the Property Trustee;

         (c) The execution, delivery and performance of the Trust Agreement by the Property Trustee does not conflict with or constitute a breach of the Articles of Incorporation or By-laws of the Property Trustee;

         (d) The Property Trustee, pursuant to this Trust Agreement, shall hold legal title to, and a valid ownership interest on behalf of the Holders of the Trust Securities, in the Company Preferred Securities and agrees that, except as expressly provided or contemplated by this Agreement, it will not create, incur, assume, or suffer to exist any mortgage, pledge, hypothecation, encumbrance, lien or other charge or security interest upon the Company Preferred Securities.

         Section 14.02. Representations and Warranties of Delaware Trustee.

         The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Sponsor at the date of this Trust Agreement, and each Successor Delaware Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee that:

         (a) The Delaware Trustee is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Trust Agreement;

         (b) The Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust and the Trust Agreement.

         (c) The Delaware Trustee is an entity which has its principal place of business in the State of Delaware.

                                  Article 15
                                 MISCELLANEOUS

         Section 15.01. Notices.

         All notices provided for in this Trust Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

         (a) If given to the Trust, in care of the Regular Trustees at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Holders of the Trust Securities):

                  ABN AMRO Capital Funding Trust VI
                  c/o ABN AMRO North America Holding Company
                  135 South LaSalle Street
                  Chicago, Illinois 60603
                  Facsimile:  312-904-5150
                  Attention:  Chief Legal Officer, LaSalle Bank Corporation

         (b) If given to the Delaware Trustee, at the mailing address set forth below (or such other address as the Delaware Trustee may give notice of to the other Trustees):

                  The Bank of New York (Delaware)
                  White Clay Center
                  Route 273
                  Newark, Delaware 19711
                  Facsimile:  (302) 283-8279
                  Attention:  Corporate Trust Administration

         (c) If given to the Property Trustee, at the mailing address set forth below (or such other address as the Property Trustee may give notice of to the Holders of the Trust Securities and the other Trustees):

                  BNY Midwest Trust Company
                  2 North LaSalle Street
                  Suite 1020
                  Chicago, Illinois 60602
                  Facsimile:  (312) 827-8542
                  Attention:  Corporate Finance Group

         (d) If given to the Holders of the Trust Common Securities, at the mailing address of AANAH set forth below (or such other address as the Holder of the Trust Common Securities may give notice of to the Trust):

                  ABN AMRO North America Holding Company
                  135 South LaSalle Street
                  Chicago, Illinois 60603
                  Facsimile No.: 312-904-5150
                  Attention:  Chief Legal Officer, LaSalle Bank Corporation

         (e) if given to any other Holder, at the address set forth on the books and records of the Trust.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         Section 15.02. Governing Law.

         This Trust Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

         Section 15.03. Intention of the Parties.

         It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Trust Agreement shall be interpreted to further this intention of the parties.

         Section 15.04. Headings.

         Headings contained in this Trust Agreement are inserted for convenience of reference only and do not affect the interpretation of this Trust Agreement or any provision hereof.

         Section 15.05. Successors and Assigns.

         Whenever in this Trust Agreement any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Trust Agreement by the Sponsor, the Guarantor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

         Section 15.06. Partial Enforceability.

         If any provision of this Trust Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Trust Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         Section 15.07. Counterparts.

         This Trust Agreement may contain more than one counterpart of the signature page and this Trust Agreement may be executed by the affixing of the signature of each of the Trustees and a duly authorized officer of the Sponsor and the Guarantor to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

         IN WITNESS WHEREOF, each of the undersigned has caused these presents to be executed as of the day and year first above written.

                                      Regular Trustees

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      THE BANK OF NEW YORK (DELAWARE),
                                           as Delaware Trustee

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      BNY MIDWEST TRUST COMPANY,
                                           as Property Trustee

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      LASALLE FUNDING LLC,
                                           as Sponsor

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      Consented to by:

                                      ABN AMRO HOLDING N.V.,
                                           as Guarantor

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                     EXHIBIT A-1


                  FORM OF TRUST PREFERRED SECURITY CERTIFICATE

         This Trust Preferred Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company ("DTC") or a nominee of DTC. This Trust Preferred Security is exchangeable for Trust Preferred Securities registered in the name of a person other than DTC or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Trust Preferred Security (other than a transfer of this Trust Preferred Security as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC ) may be registered except in limited circumstances.

         Unless this Trust Preferred Security is presented by an authorized representative of DTC (55 Water Street, New York, New York), a New York corporation, to the Trust or its agent for registration of transfer, exchange or payment, and any Trust Preferred Security issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP No. [_______]
Certificate No. [____]


               Certificate Evidencing Trust Preferred Securities

                                       of

                       ABN AMRO CAPITAL FUNDING TRUST VI

           6.25% Non-cumulative Guaranteed Trust Preferred Securities (liquidation preference U.S. $25.00 per Trust Preferred Security)

                      Guaranteed by ABN AMRO Holding N.V.

         ABN AMRO CAPITAL FUNDING TRUST VI, a statutory trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of [___] preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 6.25% Non-cumulative Guaranteed Trust Preferred Securities (liquidation amount $25.00 per Trust Preferred Security) (the "Trust Preferred Securities"). The Trust Preferred Securities are freely transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, powers, privileges, restrictions, preferences and other terms and provisions of the Trust Preferred Securities represented hereby are set forth in, issued under and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement dated as of September 30, 2003, as the same may be amended from time to time (the "Trust Agreement"). Capitalized terms used herein but not defined shall have the meaning given them in the Trust Agreement. By accepting this certificate, the Holder hereby accepts the rights under the Trust Securities Guarantee with respect to this Trust Preferred Security, including the rights under Article 6:253 of the Dutch Civil Code, which rights shall be transferred by operation of law under Article 6:251 of the Dutch Civil Code to any subsequent Holder of this Trust Preferred Security. The Holder is entitled to the benefits of the Trust Securities Guarantee to the extent provided in such Guarantee. The Sponsor will provide a copy of the Trust Agreement, the Trust Securities Guarantee and the LLC Agreement to a Holder without charge upon written request to the Trust at its principal place of business.

         THE TRUST PREFERRED SECURITIES ARE TRANSFERABLE ON THE BOOKS AND RECORDS OF THE TRUST ONLY IN ACCORDANCE WITH THE TERMS OF THE TRUST AGREEMENT.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and the Trust Securities Guarantee and is entitled to the benefits thereunder.


                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the Trust has executed this certificate this [___] day of [______], [___].


                                      ABN AMRO CAPITAL FUNDING TRUST VI

                                      By:
                                          --------------------------------------
                                          Name:                        '
                                          as Regular Trustee


                                      Guaranteed to the extent set forth in the Trust Securities Guarantee dated as of September 30, 2003.


                                      ABN AMRO HOLDING N.V.

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


Authenticated by:

BNY MIDWEST TRUST COMPANY,
as Property Trustee


By:
    ---------------------------------
    Name:
    Title:



                       (See reverse for additional terms)

                              REVERSE OF SECURITY

         Holders of Trust Preferred Securities shall be entitled to receive cash distributions at a rate per annum of 6.25% of the stated liquidation preference of $25.00 per Trust Preferred Security. Distributions on the Trust Preferred Securities will accumulate from the date of initial issuance or the last Distribution Date (whichever is later) and will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2003, if, as and when funds available for payment are held by the Property Trustee in the Property Account. Distributions on the Trust Preferred Securities will not be cumulative. If the Trust Preferred Securities are in the form of a Global Certificate, the record date for payment of Distributions will be one Business Day prior to the relevant Distribution Date. If the Trust Preferred Securities are in the form of Definitive Trust Preferred Security Certificates, the record date for payment of Distributions shall be the 15th day of the month in which the relevant Distribution Date falls. In the event that any Distribution Date is not a Business Day, payment of such Distributions shall be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (without any reduction of interest or other payments in respect of such early payment). The amount of Distributions payable for any Distribution Period will be computed on the basis of a 360-day year of twelve 30-day months, and for any Distribution Period shorter than a three month period, on the basis of the actual number of days elapsed. Amounts available to the Trust for Distributions to the holders of the Trust Preferred Securities will be limited to payments received by the Trust from the Company on the Company Preferred Securities (which payments shall include, but not be limited to, Distributions made on the Company Preferred Securities pursuant to the LLC Securities Guarantee and the Contingent Distribution, if applicable) or from the Guarantor pursuant to the Trust Securities Guarantee paid by the Guarantor to the Trust. Distributions on the Company Preferred Securities will be paid only if, as and when declared in the sole discretion of the Company or deemed declared under the Guarantees.

         The Company Preferred Securities may be redeemed, with the prior approval of the Guarantor and the Dutch Central Bank, if such approval is required at the time of such redemption, by the Company at its option (i) in whole or in part on or after September 30, 2008, or (ii) in whole but not in part upon the occurrence of a Special Redemption Event (as defined in the LLC Agreement), at any time.

         Upon a purchase of the Company Preferred Securities by the Company upon redemption or otherwise, the proceeds from such purchase shall be simultaneously applied Pro Rata to redeem Trust Securities having an aggregate liquidation amount equal to the Company Preferred Securities so purchased or redeemed for an amount equal to $25.00 per Trust Security plus an amount equal to accumulated and unpaid Distributions or such lesser amount as shall be received by the Trust in respect of the Company Preferred Securities so purchased or redeemed as calculated by the Regular Trustees. Holders will be given not less than 30 nor more than 60 days notice of such redemption.

         If fewer than all the outstanding Trust Securities are to be so redeemed, the Trust Common Securities and the Trust Preferred Securities will be redeemed Pro Rata from each Holder or pursuant to the rules of any securities exchange on which the Trust Preferred Securities are then listed.

         If, at any time, a Trust Special Event shall occur and be continuing, the Regular Trustees shall, within 90 days following the occurrence of such Trust Special Event, elect to either (i) dissolve the Trust upon not less than 30 nor more than 60 days' notice to the Holders and upon not less than 30 nor more than 60 days' notice to Euroclear and Clearstream, after providing Euroclear and Clearstream with such information relating to such dissolution and the Company Preferred Securities, as reasonably requested by either of them, with the result that, after satisfaction of creditors, if any, of the Trust, Company Preferred Securities with an aggregate stated liquidation amount equal to the aggregate stated liquidation amount of, with a Distribution rate identical to the Distribution rate of, and accumulated and unpaid Distributions equal to accumulated and unpaid Distributions on, and having the same record date for payment as, the Trust Preferred Securities and the Trust Common Securities outstanding at such time would be distributed on a Pro Rata basis to the Holders of the Trust Preferred Securities and the Trust Common Securities in liquidation of such Holders' interests in the Trust; provided, however, that, if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Trust Special Event by taking some Ministerial Action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Guarantor has or will cause no adverse effect on the Trust, the Company, the Guarantor, the Bank, AANAH or the Holders or beneficial owners of the Trust Securities and will involve no material cost, the Trust will pursue such measure in lieu of dissolution or (ii) cause the Trust Preferred Securities to remain outstanding, provided that in the case of this clause (ii), the Guarantor shall pay any and all expenses incurred by or payable by the Trust attributable to the Trust Special Event.

         Upon the occurrence of a Substitution Event, this Trust Preferred Security shall be exchanged for a Non-Cumulative Capital Security in accordance with the Trust Agreement.

         This Trust Preferred Security and all rights hereunder and provisions hereof shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to principles of conflict of laws.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust Preferred Security Certificate to:

          ---------------------------------------------------------------

          ---------------------------------------------------------------

          ---------------------------------------------------------------
         (Insert assignee's social security or tax identification number)


          ---------------------------------------------------------------

          ---------------------------------------------------------------

          ---------------------------------------------------------------
                    (Insert address and zip code of assignee)


and irrevocably appoints



          ---------------------------------------------------------------

          ---------------------------------------------------------------

          ---------------------------------------------------------------
agent to transfer this Trust Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.
              Date:___________________________

              Signature:_______________________

         (Sign exactly as your name appears on the other side of this Trust Preferred Security Certificate)

                                                                     EXHIBIT A-2


THIS TRUST COMMON SECURITY IS NOT TRANSFERABLE EXCEPT TO ABN AMRO HOLDING N.V., ABN AMRO BANK N.V. (THE "BANK"), ABN AMRO NORTH AMERICA HOLDING COMPANY, OR ONE OR MORE OF ANY OF THEIR SUBSIDIARIES OR BRANCHES OF THE BANK WHICH ARE DEEMED TO BE "A COMPANY CONTROLLED BY THE PARENT COMPANY" UNDER RULE 3a-5, AS AMENDED, OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

                   FORM OF TRUST COMMON SECURITY CERTIFICATE

Certificate No. [__]


                 Certificate Evidencing Trust Common Securities

                                       of

                       ABN AMRO CAPITAL FUNDING TRUST VI

                         6.25% Trust Common Securities
         (liquidation preference U.S. $25.00 per Trust Common Security)

         ABN AMRO CAPITAL FUNDING TRUST VI, a statutory trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that ABN AMRO North America Holding Company (the "Holder") is the registered owner of [__] common securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 6.25% Trust Common Securities (liquidation amount $25.00 per Trust Common Security) (the "Trust Common Securities"). The designation, rights, powers, privileges, restrictions, preferences and other terms and provisions of the Trust Common Securities represented hereby are set forth in, issued under and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement dated as of September 30, 2003 as the same may be amended from time to time (the "Trust Agreement"). By accepting this Certificate, the Holder hereby assents to the Trust Agreement and agrees to be bound by its terms. The Holder is entitled to the benefits of the Trust Securities Guarantee and the Contingent Guarantee to the extent provided in each such Guarantee.

         Capitalized terms used herein but not defined shall have the meaning given them in the Trust Agreement.

         IN WITNESS WHEREOF, the Trust has executed this certificate this [___] day of [______], [____].


                                      ABN AMRO CAPITAL FUNDING TRUST VI

                                      By:
                                          --------------------------------------
                                          Name:                                ,
                                          as Regular Trustee


                                      Guaranteed to the extent set forth in the Trust Securities Guarantee dated as of September 30, 2003.

                                      ABN AMRO HOLDING N.V.

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:



Acknowledged by:

BNY MIDWEST TRUST COMPANY,
as Property Trustee

By:
    --------------------------------
    Name:
    Title:

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust Common Security Certificate to:

          ---------------------------------------------------------------

          ---------------------------------------------------------------

          ---------------------------------------------------------------
          (Insert assignee's social security or tax identification number)

          ---------------------------------------------------------------

          ---------------------------------------------------------------

          ---------------------------------------------------------------
                      (Insert address and zip code of assignee)

and irrevocably appoints

          ---------------------------------------------------------------

          ---------------------------------------------------------------

          ---------------------------------------------------------------

agent to transfer this Trust Common Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

              Date:___________________________

              Signature:_______________________

         (Sign exactly as your name appears on the other side of this Trust Common Security Certificate)